Exhibit 99.1

SUBLEASE

SUBLEASE dated as of the 5th day of March, 2021, between WORKABLE, INC., a Delaware corporation, having an office at 99 High Street, Boston, Massachusetts 02110 (“Sublandlord”), and KARUNA THERAPEUTICS, INC., a Delaware corporation, having an office at 33 Arch Street, Suite 3110, Boston, Massachusetts 02110 (“Subtenant”).

1.    DEMISE AND TERM. Subject to issuance of the Arch Street Consent pursuant to Section 2(b) below and the Consent as set forth in Section 3 below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the approximately 25,445 rentable square feet of space on the twenty-sixth (26th) floor, as more particularly shown on Exhibit A attached hereto (the “Subleased Premises”), of the building known as and numbered as 99 High Street, Boston, Massachusetts (the “Building”). The term of this Sublease (the “Sublease Term”) shall commence upon the date that is the latest to occur of (a) the date on which Sublandlord has received the Consent of the Prime Landlord (as defined in Section 3 below) to this Sublease, (b) the date on which Sublandlord delivers the Subleased Premises to Subtenant in the condition required pursuant to Section 13 below, (c) the issuance of the Arch Street Consent, and (d) April 1, 2021 (the “Commencement Date”), and expire on December 31, 2025 (the “Expiration Date”). Notwithstanding the foregoing, provided that Prime Landlord has issued the Consent on or before such date and Subtenant has paid the Security Deposit and first month’s Sublease Rent due hereunder and provided to Sublandlord and Prime Landlord a certificate of insurance demonstrating that Subtenant has procured and is maintaining the insurance coverages required hereunder, Subtenant may, without obligation to pay Sublease Rent, enter the Subleased Premises from and after March 19, 2021 solely for the purpose of installing its furniture, fixtures, tel/data, and equipment therein, provided that in the event Subtenant commences its business operations in any portion of the Subleased Premises prior to the Commencement Date as set forth above, the Commencement Date shall be the date on which Subtenant commences its business operations in the Subleased Premises.

2.    SUBORDINATE TO PRIME LEASE; CONDITION PRECEDENT.

(a) This Sublease is subject and subordinate to (a) that certain Office Lease (the “Prime Lease”), dated January 31, 2018, by and between TREA 99 High Street LLC, as successor-in-interest to, Teachers Insurance and Annuity Association of America f/b/o Its Separate Real Estate Account (“Prime Landlord”), as landlord, and Sublandlord, as tenant, and (b) the matters to which the Prime Lease is or shall be subject and subordinate. A true and complete copy of the Prime Lease, with financial terms redacted, is attached hereto as Exhibit B and has been previously delivered to Subtenant, and Subtenant agrees that it has reviewed the Prime Lease and is fully familiar with the terms thereof.

(b)    Notwithstanding any provision herein to the contrary, it shall be a condition precedent to the effectiveness of this Sublease that Subtenant’s current landlord, T-C 33 Arch Street LLC (“Arch Street Landlord”), owner of the building located at 33 Arch Street, Boston, Massachusetts, in which Subtenant is leasing certain premises (the “Arch Street Premises”) pursuant to that certain lease by and between said landlord and Subtenant dated November 2, 2018, as amended pursuant to a First Amendment to Lease dated January 22, 2020,

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shall consent in writing (the “Arch Street Consent”) to the sublease by Sublandlord of the Arch Street Premises on terms and conditions set forth in the letter of intent between Sublandlord and Subtenant dated December 8, 2020, for a sublease term commencing on or around the Commencement Date set forth hereunder. In the event that the Arch Street Landlord has not issued the Arch Street Consent on or before the date that is sixty (60) days following the full execution and delivery of this Sublease, either Sublandlord or Subtenant shall have the right to terminate this Sublease upon thirty (30) days’ written notice to the other, and upon expiration of such thirty (30)-day period, this Sublease shall terminate and be of no further force and effect, unless the Arch Street Consent is issued within such thirty (30)-day period, in which case this Sublease shall continue in full force and effect. In the event of termination pursuant to this Section 2(b), Sublandlord shall promptly return to Subtenant the Security and the first month of Sublease Rent paid hereunder.

3.    CONSENT OF PRIME LANDLORD. Sublandlord and Subtenant acknowledge and agree that this Sublease is subject to the consent of Prime Landlord and that this Sublease shall convey no rights to Subtenant until the Prime Landlord shall have given its written consent hereto in accordance with the terms of the Prime Lease (the “Consent”). Notwithstanding any provision of this Sublease to the contrary, in the event that Prime Landlord terminates the Prime Lease pursuant to Section 11(b) of the Prime Lease, or denies in writing Sublandlord’s request for the Consent, or otherwise fails to issue the Consent on or before the date that is sixty (60) days following the full execution and delivery of this Sublease by Sublandlord and Subtenant and the delivery by Sublandlord to Prime Landlord of any other documents required by Article 11 of the Prime Lease in connection with Prime Landlord’s evaluation of a proposed sublease, then (i) Sublandlord shall not be obligated to take any further action to obtain the Consent, provided Sublandlord shall use commercially reasonable efforts to obtain the Consent during such sixty (60)-day period, and (ii) either Sublandlord and Subtenant may terminate this Sublease by written notice delivered to the other within thirty (30) days following the expiration of such sixty (60)-day period, whereupon this Sublease shall be deemed null and void and of no further effect (except for those provisions expressly stated herein to survive such termination shall so survive), unless Prime Landlord issues the Consent within such thirty (30)-day period, in which case, this Sublease shall continue in full force and effect. In the event of termination of this Sublease by either party pursuant to this Section 3(a), the parties shall have no liability whatsoever to each other on account of such termination, except that promptly following such termination, Sublandlord shall return the Security Deposit held by it pursuant to Section 21 below and the first month’s Sublease Rent held by it pursuant to Section 10(c) below.

4.    INCORPORATION BY REFERENCE.

(a)    The terms, covenants and conditions of the Prime Lease are incorporated herein by reference so that, except as set forth in Section 4(b) below, and except to the extent that such incorporated provisions are inapplicable to the provisions of this Sublease, all of the terms, covenants and conditions of the Prime Lease that bind or inure to the benefit of the landlord thereunder shall, in respect to this Sublease, bind or inure to the benefit of Sublandlord, and all of the terms, covenants and conditions of the Prime Lease that bind or inure to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such incorporated terms, covenants and conditions were completely set forth in this Sublease, and as if the words “Landlord” and “Tenant” or words of

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similar import, wherever the same appear in the Prime Lease, are construed to mean, respectively, “Sublandlord” and “Subtenant” in this Sublease, and as if the words “Premises,” “leased premises” and “demised premises” or words of similar import, wherever the same appear in the Prime Lease, are construed to mean “Subleased Premises” in this Sublease, and as if the word “Lease” or words of similar import, wherever the same appear in the Prime Lease, are construed to mean this “Sublease,” and as if the words “Term” or words of similar import, wherever the same appear in the Prime Lease, are construed to mean “Sublease Term” in this Sublease. Notwithstanding the foregoing, the time limits contained in the Prime Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right or remedy, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Subtenant shall have five (5) days less time to observe or perform hereunder than Sublandlord has as the tenant under the Prime Lease, unless such period is five (5) or fewer days, in which instance Subtenant shall have two (2) days less time to observe or perform hereunder than Sublandlord has as the tenant thereunder.

(b)    The following provisions of the Prime Lease shall not be incorporated herein by reference and shall not apply to this Sublease:

Basic Lease Provisions, Items 5, 6, 7, 9, 10, 11, 12, 14, and 15

Paragraph 1

Paragraph 2(a) – (b)

Paragraph 4(a) – (f)

Paragraph 19(c) and (k)

Paragraph 20

Paragraph 21

Exhibits D, E, and G

5.    PERFORMANCE BY SUBLANDLORD. Any obligation of Sublandlord that is contained in this Sublease by incorporating the provisions of the Prime Lease shall be observed or performed by Sublandlord’s using commercially reasonable efforts, after written notice from Subtenant, to cause the Prime Landlord to observe and/or perform the same, and Sublandlord shall have the same period of time as set forth in the Prime Lease to enforce its rights to cause such observance or performance. Sublandlord shall not be required to perform any obligation of the Prime Landlord under the Prime Lease, and Sublandlord shall have no liability to Subtenant for the failure of the Prime Landlord to perform any obligation under the Prime Lease, except for Sublandlord’s obligation to use commercially reasonable efforts, upon receipt of written request of Subtenant, to cause the Prime Landlord to observe and/or perform its obligations under the Prime Lease, and upon the reasonable request of Subtenant, to exercise Sublandlord’s rights and remedies as set forth in the Prime Lease on account of any such default of Prime Landlord. Notwithstanding the foregoing or any provision of the Prime Lease to the contrary, Sublandlord shall have no obligation hereunder to commence any action or file any claim with any court having jurisdiction over the Subleased Premises with respect to any default of Prime Landlord under the Prime Lease. Sublandlord shall not be responsible for any failure or interruption for any reason whatsoever of the services or facilities that are appurtenant to, or supplied at or to, the Subleased Premises, including, without limitation, electricity, heat, air conditioning, water, elevator service and cleaning service, if any, unless the same arises solely from Sublandlord’s

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failure to pay when due any amounts owed to the Prime Landlord or the utility provider (but only in the event that Subtenant has paid such amounts to Sublandlord). No failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement or reduction of Subtenant’s obligations under this Sublease; provided, however, Subtenant shall be entitled to equitably share in any abatements of Base Rent and Additional Rent relating solely to the Subleased Premises as a result thereof that actually are enjoyed by Sublandlord pursuant to the Prime Lease, or (b) liability on the part of Sublandlord except to the extent such failure is attributable to Sublandlord’s gross negligence or willful misconduct, or a default by Sublandlord under the Prime Lease, and with respect to any such default by Sublandlord, such default was not caused by the actions or omissions of Subtenant. Notwithstanding anything in this Sublease to the contrary, wherever term “Landlord” is used in the Prime Lease in connection with Landlord’s ownership, sale, or management of, or rights to install signage for, alter, modify, or improve, the Premises, Common Areas, Building, or Land, “Landlord’s” right to promulgate rules and regulations, and the like, such term shall be deemed to refer to Prime Landlord. For the avoidance of doubt, Sublandlord shall have no right to collect from Subtenant a property management fee, interest on amortized capital improvements, supervision or oversight fees in connection with Alterations, or administration fees in connection with this Sublease, separate and apart from those due from Sublandlord to Prime Landlord pursuant to the terms and provisions of the Prime Lease.

6.    NO BREACH OF PRIME LEASE; NO AMENDMENTS TO PRIME LEASE. Neither Sublandlord nor Subtenant shall do or permit to be done any act or thing that will constitute a breach or violation of any term, covenant or condition of the Prime Lease by the tenant thereunder or that could cause the Prime Lease to be terminated, whether or not such act or thing is permitted under the provisions of this Sublease. So long as Subtenant makes timely payment to Sublandlord of all Sublease Rent payable by Subtenant under this Sublease, Sublandlord shall make timely payment of all Rent due to Prime Landlord under the Prime Lease. Sublandlord shall not agree to amend or modify the Prime Lease without the prior written consent of Subtenant in its reasonable discretion; provided, however, it shall be reasonable, without limitation, for Subtenant to withhold its consent to a proposed amendment or modification that affects the term of the Prime Lease, increases “Tenant’s Proportionate Share” (as such phrase is used in the Prime Lease), or otherwise diminishes Subtenant’s rights or increases Subtenant’s obligations under this Sublease.

7.    NO PRIVITY OF ESTATE. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the Prime Landlord.

8.    INDEMNITY; INSURANCE.

(a)    Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all claims, actions, losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and expenses (collectively, “Claims”), which Sublandlord may incur or pay by reason of (i) any accidents, damages or injuries to persons or property occurring in or on the Subleased Premises during Subtenant’s occupancy thereof, whether caused or claimed by Subtenant or its employees, agents, customers, contractors, invitees, or any other person claiming through or under Subtenant, (ii) any work done in or to the Subleased Premises by Subtenant and/or Subtenant’s employees, agents, contractors, invitees or any other person

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claiming through or under Subtenant, (iii) any violation of the terms of this Sublease or default hereunder by Subtenant that causes a default under the Prime Lease, or (iv) any negligence or intentional misconduct on the part of Subtenant and/or Subtenant’s employees, agents, customers, contractors, invitees, or any other person claiming through or under Subtenant.

(b)    Before taking possession of the Subleased Premises, Subtenant shall procure and throughout the Sublease Term it shall maintain all insurance that Sublandlord is required to maintain under the Prime Lease, naming Sublandlord and Prime Landlord (and its designees) and any mortgagee of Prime Landlord, and any other parties required pursuant to the Prime Lease, as additional insureds.

(c)    Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all Claims that Subtenant may incur or pay solely by reason of the gross negligence or intentional misconduct on the part of Sublandlord and/or its employees, agents, contractors or any other person claiming through or under Sublandlord.

(d)    Notwithstanding any provision herein to the contrary, the provisions of this Section 8 shall survive expiration of the Sublease Term or earlier termination of this Sublease.

9.    MUTUAL WAIVER OF SUBROGATION. Notwithstanding any provision hereof to the contrary, including without limitation Sections 8(a) and (c) above, Sublandlord and Subtenant each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss or damage to its property arising out of or incident to the perils required to be insured against herein to the extent of recoverable insurance proceeds, even in the event such loss or damage is caused by the negligence of the released party. The parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Sublandlord or Subtenant, as the case may be, so long as the insurance is not invalidated thereby.

10.    SUBLEASE RENT AND ADDITIONAL RENT.

(a)    Subtenant shall pay to Sublandlord rent (“Sublease Base Rent”) on the first day of each month during the Sublease Term (and proportionately on a per diem basis for any partial month of the Sublease Term) as follows:

Months of Sublease Term	Sublease Base Rent per RSF	Sublease Base Rent per annum	Sublease Base Rent per month
Months 1 - 3	$0	$0	$0
Months 4 – 12	$60.00	$1,526,700.00	$127,225.00
Months 13 – 24	$61.00	$1,552,145.00	$129,345.42
Months 25 – 36	$62.00	$1,577,590.00	$131,465.83
Months 37 – 48	$63.00	$1,603,035.00	$133,586.25
Months 49 – Expiration Date	$64.00	$1,628,480.00	$135,706.67

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(b)    As shown above, Sublease Base Rent shall be abated for the first three months of the Sublease Term (the “Sublease Base Rent Abatement Period”). The first day of Month 4 of the Sublease Term shall be referred to herein as the “Sublease Base Rent Commencement Date.” The Sublease Base Rent due for any partial calendar month immediately following the Sublease Base Rent Abatement Period shall be prorated based on the number of days in that month. If there occur two (2) monetary “events of default” (as defined in Section 12 of the Prime Lease) of Subtenant in any twelve (12) month period under this Sublease, then Subtenant’s right to abate the Sublease Base Rent as provided in this Section 10(b) shall immediately terminate and be of no further force and effect and any and all Sublease Base Rent which had been abated in accordance with this Section 10(b) prior to such second (2nd) event of default shall immediately become due and payable. Any provisions in the Prime Lease incorporated herein by reference referring to “Base Rent,” or words of similar import shall be deemed to refer to Sublease Base Rent due under this Sublease. For the avoidance of doubt, the Base Rent set forth in Item 2 of the Basic Lease Provisions in the Prime Lease shall be replaced with the Sublease Base Rent provided in Section 10(a).

(c)    The first full monthly installment of Sublease Base Rent that is due hereunder following expiration of the Sublease Base Rent Abatement Period shall be paid upon the signing of this Sublease.

(d)    If Prime Landlord provides additional services to the Subleased Premises at Subtenant’s request of Sublandlord, including without limitation those Extra Services listed in Section 7(b) of the Prime Lease, Subtenant shall pay all charges payable to the Prime Landlord therefor within fifteen (15) days following written demand of Prime Landlord or Sublandlord.

(e)    For purposes of Additional Rent due from Subtenant hereunder (the “Sublease Additional Rent”), Section 3 of the Prime Lease shall apply, except that: (i) the Base Year for Operating Expenses shall be calendar 2021 and the Base Year for Real Estate Taxes shall be Fiscal Year 2022 (i.e., July 1, 2021 to June 30, 2022); (ii) for purpose of calculation of Subtenant’s obligation to pay Additional Rent, the Base Years set forth in Item 8 of the Basic Lease Provisions shall be revised accordingly; and (iii) notwithstanding anything in this Sublease to the contrary, wherever the term “Landlord” is used in Section 3 of the Prime Lease in connection with Landlord’s discretion or the calculation Operating Expenses and Real Estate Taxes, such term shall be deemed to refer to Prime Landlord. Commencing on July 1, 2022 (following expiration of the Base Year for Real Estate Taxes), Subtenant shall pay to Sublandlord all Taxes Additional Rent due from Sublandlord under the Prime Lease, and commencing on January 1, 2022 (following expiration of the Base Year for Operating Expenses), Subtenant shall pay to Sublandlord all Operating Expenses Additional Rent due from Sublandlord under the Prime Lease. For the avoidance of doubt, Sublandlord shall have no obligation to prepare the annual Statement pursuant to Section 3(g) of the Prime Lease, but shall provide Subtenant with a copy of the annual Statement prepared by Prime Landlord promptly upon Sublandlord’s receipt thereof.

(f)    Sublease Rent and other amounts payable by Subtenant to Sublandlord under the provisions of this Sublease shall be paid promptly when due, without notice or demand therefor (except as expressly set forth herein), and without deduction, abatement, counterclaim or setoff, except as expressly set forth herein. Sublease Rent shall be paid to Sublandlord in lawful

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money of the United States at the address of Sublandlord set forth at the beginning of this Sublease, or to such other person and/or at such other address as Sublandlord may from time to time designate by written notice to Subtenant. As used herein, the term “Sublease Rent” shall include Sublease Base Rent and Sublease Additional Rent. Any provisions in the Prime Lease incorporated herein by reference referring to “Additional Rent,” “Rent,” or words of similar import, wherever the same appear in the Prime Lease, are construed to mean, respectively, “Sublease Additional Rent” and “Sublease Rent” in this Sublease.

11.    UTILITIES AND OTHER CHARGES.

(a)    Per Section 7(b)(vi) of the Prime Lease, Subtenant shall pay Sublandlord (or at Prime Landlord’s option and upon written notice to Sublandlord and Subtenant, Prime Landlord directly) for all electricity consumed in the Subleased Premises, as measured by an existing submeter.

(b)    Subtenant’s use of electric current in the Subleased Premises shall not at any time exceed the capacity of any of the electrical conductors, feeders or risers and equipment in the Building or otherwise serving the Subleased Premises identified in Section 7(a)(v) of the Prime Lease. Sublandlord shall not be liable in any way to Subtenant for any failure or defect in the supply or character of electric current distributed to the Subleased Premises or for any loss or damage or expense which Subtenant may sustain or incur if either the said supply or character of electric current either fails or changes or is no longer available for Subtenant’s requirements.

12.    USE. Subtenant shall use and occupy the Subleased Premises only for general office purposes, and for no other purpose, pursuant to Section 6 of the Prime Lease. Subtenant shall not violate the prohibitions on use contained in the Prime Lease, and shall not engage in any Prohibited Use (as defined in said Section 6). Subtenant shall comply with all provisions of the Prime Lease and all present and future laws, statutes, ordinances, orders, rules, regulations and requirements of all Federal, state and municipal governments asserting jurisdiction over the Subleased Premises.

13.    CONDITION OF SUBLEASED PREMISES. Subtenant is subleasing the Subleased Premises “AS IS,” and Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Subleased Premises, or any other matter affecting or relating to the Subleased Premises.    Notwithstanding anything in this Section to the contrary, Sublandlord shall deliver the Subleased Premises vacant, free of all trash, debris, and personal property other than the Furniture (as defined below), and in broom clean condition, on the Commencement Date.

14.    CONSENTS AND APPROVALS. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval has not been obtained from the Prime Landlord under the Prime Lease (if such consent of Prime Landlord is required). If Subtenant shall seek the approval or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being intended that Subtenant’s sole remedy shall be an action for injunction or specific performance.

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15.    TERMINATION OF PRIME LEASE. Except as required or expressly permitted in the Prime Lease, Sublandlord will not take any action which would constitute a voluntary surrender under, or termination of, the Prime Lease. If for any other reason the term of the Prime Lease shall terminate prior to the expiration of the Sublease Term, this Sublease shall thereupon be terminated (except provisions that expressly survive expiration of the Sublease Term or earlier termination of the Sublease shall so survive). Sublandlord shall not be liable to Subtenant by reason of such termination of the Prime Lease and Sublease unless all the following conditions are true: (a) Sublandlord caused such termination as a result of its breach of the Prime Lease, (b) Prime Landlord fails to accept this Sublease as a direct lease between Prime Landlord and Subtenant on substantially the same terms hereof, and (c) Subtenant did not cause any event of default under the Prime Lease in contravention of this Sublease. Notwithstanding the foregoing, nothing herein requires Prime Landlord to accept this Sublease as a direct lease nor is to be construed as any guarantee that the Prime Landlord will do so.

16.    ASSIGNMENT AND SUBLETTING. Subtenant shall not, without the prior written consent of Sublandlord and Prime Landlord pursuant to the terms of Section 11 of the Prime Lease, assign, sell, mortgage, pledge or in any other manner transfer or encumber this Sublease or any interest therein, or sublease the Subleased Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person (each such event, a “Transfer”). Sublandlord shall not unreasonably withhold, condition, or delay its consent to any such Transfer, provided that Prime Landlord consents to such Transfer in accordance with the provisions of the Prime Lease, otherwise, it shall not be unreasonable for Sublandlord to withhold such consent. Without limitation, the sale of all or substantially all of Subtenant’s assets, or the sale of 50% or more of any class of its capital stock, voting securities, or member interests, by operation of law or otherwise, shall not be considered a Transfer and shall not require the prior written consent of Sublandlord; provided, however, that such a sale shall be subject to the prior written consent of Prime Landlord if and to the extent required pursuant to the Prime Lease or the Consent. Notwithstanding approval of any Transfer by Sublandlord and Prime Landlord as required hereunder, Subtenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable hereunder and for compliance with all the obligations of Subtenant hereunder. Notwithstanding anything in this Sublease to the contrary, wherever term “Landlord” is used in Section 11 of the Prime Lease in connection with Landlord’s recapture rights, such term shall be deemed to refer to Prime Landlord.

17.    ALTERATIONS. Subtenant shall not make, cause, or permit the making of any Alterations (as defined in the Prime Lease) in or to the Subleased Premises, unless Sublandlord provides written consent thereto, which consent shall not be unreasonably withheld, conditioned, or delayed if Prime Landlord consents to such Alteration in accordance with the provisions of Section 4 of the Prime Lease. Notwithstanding the foregoing, it shall not be unreasonable for Sublandlord to deny approval for such Alterations proposed by Subtenant if Prime Landlord requires such Alterations to be removed on or before the end of the Term of the Prime Lease, and Subtenant refuses to commit in writing to perform at its expense such removal and restoration of any such Alterations made by it.

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18.    BROKERAGE. Subtenant and Sublandlord each represents to the other that it has not dealt with any broker or finder other than Jones Lang LaSalle (the “Broker”) in connection with this sublease transaction. Subtenant and Sublandlord each agree to indemnify, defend and hold the other harmless from and against any costs and expenses (including, without limitation, reasonable attorneys’ fees) resulting from a breach or claimed breach by the indemnifying party of the foregoing representation. Sublandlord shall pay any commission due to the Broker in connection with this Sublease pursuant to the terms of separate agreements. The provisions of this Section 18 shall survive the expiration or earlier termination of this Sublease.

19.    WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Subtenant hereby waives all right to trial by jury in any summary or other action, proceeding, or counterclaim arising out of or in any way connected with this Sublease. Subtenant also hereby waives all right to assert or interpose a counterclaim (but not the right to raise or assert valid defenses and excepting any mandatory counterclaims) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises or for nonpayment of Sublease Rent. The provisions of this Section 19 shall survive the expiration or earlier termination of this Sublease.

20.    HOLDOVER. If Subtenant remains in possession of the Subleased Premises after the Expiration Date or other termination of the Sublease Term without a new written lease or written extension of the Sublease Term approved by Prime Landlord, Subtenant shall be deemed a tenant at sufferance on the terms and provisions set forth in Section 19(f) of the Prime Lease, and Subtenant shall pay to Sublandlord the holdover rent required by said Section 19(f) as applicable to the Sublease Rent and all other charges or obligations of tenant of any kind contained in the Prime Lease, including, without limitation all charges and damages pursuant thereto.

21.    SECURITY DEPOSIT. Subtenant shall deliver to Sublandlord simultaneously with the execution of this Sublease a security deposit (the “Security”) in the amount of $381,675.00. The Security shall secure performance and observance by Subtenant of the terms, covenants and conditions of this Sublease. Upon an event of default by Subtenant under this Sublease, Sublandlord may use, apply or retain the whole or any part of the Security so deposited to the extent required for the payment of any Sublease Rent or any other sum attributable to the event of default, or for reimbursement of any sum that Sublandlord may be required to expend by reason of the event of default in respect of this Sublease, including, but not limited to, any damages or deficiency in re-subletting the Subleased Premises. The Security, less any amounts deducted pursuant to this Section, shall be returned to Subtenant within thirty (30) days after the Expiration Date and after delivery of possession of the entire Subleased Premises to Sublandlord in the condition required hereunder. Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as Security.

22.    SURRENDER. Subtenant shall, on the expiration or earlier termination of this Sublease, comply with all of the provisions of the Prime Lease relating to the condition and surrender of the Subleased Premises at the expiration of the term of the Prime Lease. Subtenant agrees to reimburse Sublandlord for all costs and expenses incurred in removing and storing Subtenant’s property, or repairing any damage to the Subleased Premises caused by or resulting from Subtenant’s failure to comply with the provisions of this Section 22. The provisions of this Section 22 shall survive the expiration or earlier termination of this Sublease.

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23.    NO WAIVER. Sublandlord’s receipt and acceptance of Sublease Rent, or Sublandlord’s acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant’s breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by either party hereto of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by such party.

24.    SUCCESSORS AND ASSIGNS. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

25.    LIABILITY OF PARTIES. Each party’s employees, officers, directors and shareholders, disclosed or undisclosed, shall have no personal liability under this Sublease.

26.    NOTICES. All notices, requests, demands and other communications with respect to this Sublease shall be in writing, shall be delivered personally or sent by registered or certified mail, return receipt requested or nationally recognized overnight courier (against signed receipt) and shall be deemed to have been given or made when received at the following addresses:

If to Sublandlord:

Workable, Inc.

99 High Street

Boston, MA 02110

Attention: Craig DiForte, CFO

Following Sublease Term Commencement:

Workable, Inc.

33 Arch Street

Suite 3110

Boston, MA 02110

Attention: Craig DiForte, CFO

With copy to:

Jennifer A. Jester, Esq.

Saul Ewing Arnstein & Lehr LLP

131 Dartmouth Street

Suite 501

Boston, MA 02116

jennifer.jester@saul.com

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If to Subtenant:

Karuna Therapeutics, Inc.

33 Arch Street

Suite 3110

Boston, MA 02110

Attn: Christine Cutting

Following Sublease Term Commencement:

Karuna Therapeutics, Inc.

99 High Street

Boston, MA 02110

Attention: Christine Cutting

With copy to:

David L. Wiener, Esq.

Anderson & Kreiger LLP

50 Milk Street, 21st Floor

Boston, Massachusetts 02109

dwiener@andersonkreiger.com

Either party may designate, by similar written notice to the other party, any other address for such purposes.

27.    SIGNS. Subtenant may not install any signs, except as may be consented to by Prime Landlord, if and to the extent such consent is required, in accordance with the provisions of the Prime Lease. Upon the written request of Subtenant, Sublandlord shall request, but has no obligation to obtain, Prime Landlord’s consent to signage for Subtenant generally consistent with the signage of current tenants in the Building, which (if Prime Landlord so consents) shall be installed and removed by Subtenant at its sole cost and expense consistently with the requirements hereof and of the Prime Lease. Sublandlord makes no representations or warranties as to Prime Landlord’s approval or disapproval of Subtenant’s signage, directory, or listing requests.

28.    PRIME LEASE REQUIREMENTS. In the event of Prime Landlord’s termination, re-entry, or dispossession of the Premises under the Prime Lease, Prime Landlord may, at its option, take over all of the right, title, and interest of Sublandlord, as sublandlord, under this Sublease, and Subtenant shall, at Prime Landlord’s option, attorn to Prime Landlord, except that Prime Landlord shall not (a) be liable for any previous act or omission of Sublandlord under the Sublease, unless and to the extent of a continuing nature and Prime Landlord shall have prior written notice of the same, (b) be subject to any counterclaim, offset, or defense, not expressly provided in this Sublease that theretofore accrued to Subtenant against Sublandlord, (c) be bound by any previous modification of this Sublease not approved by Prime Landlord in writing or by any previous prepayment of more than one (1) months’ Sublease Rent, and all such Sublease Rent shall remain due and owing, notwithstanding such advance payment of any more than one (1) months’ rent, or (d) be obligated to perform any work in the Subleased Premises or to prepare for occupancy, and in connection with such attornment, Subtenant shall execute and

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deliver to Prime Landlord any instruments that Prime Landlord may reasonably request to evidence and confirm such attornment. The provisions of this Section 28 are self-operative and no further instrument is required to give effect to this provision.

29.    FURNITURE. Simultaneously with the execution of this Sublease, Sublandlord and Subtenant shall execute the Bill of Sale attached hereto as Exhibit D (the “Bill of Sale”) pursuant to which Sublandlord shall convey to Subtenant, for consideration of Nineteen Thousand Six Hundred and 00/100 Dollars ($19,600.00), all of Sublandlord’s right, title, and interest in and to all furniture, fixtures and equipment (including without limitation all tel/data cabling and wiring) currently located in the Subleased Premises, owned by Sublandlord and identified in Exhibit C attached hereto (the “Furniture”). Subtenant hereby accepts the Furniture in its “as-is,” “where-is” condition, and Sublandlord makes no representations or warranties whatsoever as to the condition, merchantability or fitness for any particular purpose of the Furniture, except as otherwise set forth in the Bill of Sale. Notwithstanding any provision of this Sublease to the contrary, Subtenant shall be responsible for removal of the Furniture from the Subleased Premises on or before the expiration or earlier termination of the Sublease Term.

30.    PARKING. Subtenant shall be entitled to use of six (6) parking spaces during the Sublease Term, at the then-current rate charged by Prime Landlord, subject to and in compliance with the terms of Section 18 of the Prime Lease. Notwithstanding anything in this Sublease to the contrary, wherever term “Landlord” is used in Section 18 of the Prime Lease in connection with the management of the Parking Area, such term shall be deemed to refer to Prime Landlord.

31.    COUNTERPARTS. This Sublease may be executed in one or more counterparts by the parties hereto, and: (a) each such counterpart shall be considered an original, and all of which together shall constitute a single agreement; (b) the exchange of executed copies of this Sublease by facsimile or so-called “portable document format” (“PDF”) transmission shall constitute effective execution and delivery of this Sublease as to the parties for all purposes; and (c) signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

SUBLANDLORD

WORKABLE, INC.,
a Delaware corporation

By:	/s/ Nikolaos Moraitakis
Name: Nikolaos Moraitakis
Title: CEO

SUBTENANT

KARUNA THERAPEUTICS INC.,
a Delaware corporation

By:	/s/ Andrew Miller
Name: Andrew Miller
Title: COO

13

EXHIBIT A

Subleased Premises

14

EXHIBIT B

Redacted Lease

15

OFFICE LEASE

By and Between

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

F/B/O ITS SEPARATE REAL ESTATE ACCOUNT,

a New York Corporation

(“Landlord”)

and

WORKABLE INC.,

a Delaware corporation

(“Tenant”)

dated as of

January 31, 2018

TABLE OF CONTENTS

LEASE OF PREMISES		1
BASIC LEASE PROVISIONS		1
STANDARD LEASE PROVISIONS		6

1.	TERM	6
2.	BASE RENT	7
3.	ADDITIONAL RENT	7
4.	IMPROVEMENTS AND ALTERATIONS; DELIVERY	14
5.	REPAIRS	18
6.	USE OF PREMISES	19
7.	UTILITIES AND SERVICES	23
8.	INDEMNIFICATION; INSURANCE	27
9.	FIRE OR CASUALTY	31
10.	EMINENT DOMAIN	32
11.	ASSIGNMENT AND SUBLETTING	33
12.	DEFAULT	39
13.	ACCESS; CONSTRUCTION	44
14.	BANKRUPTCY	45
15.	LANDLORD DEFAULTS	46
16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES	46
17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY	48
18.	PARKING; COMMON AREAS	49
19.	MISCELLANEOUS	51
20.	LETTER OF CREDIT	59
21.	RENEWAL OPTION	61

LIST OF EXHIBITS

Exhibit A-l	Floor Plan
Exhibit A-2	Legal Description of the Land
Exhibit B	Building Rules and Regulations
Exhibit C	Form of Tenant Estoppel Certificate
Exhibit D	Form of Commencement Letter
Exhibit E	Form of Letter of Credit
Exhibit F	Tenant Insurance Requirements
Exhibit G	Schematic Plan/Description of Landlord’s Work
Exhibit H	Cleaning Specifications

-i-

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA F/B/O ITS SEPARATE REAL ESTATE ACCOUNT, a New York Corporation (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-l. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached hereto, which is also improved with landscaping and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land.

BASIC LEASE PROVISIONS
1.	Tenant:	Workable Inc., a Delaware corporation (“Tenant”)

2.	Building:	99 High Street Boston, Massachusetts 02110

3.	Description of Premises:

25,445 rentable square feet, constituting the entire rentable area on the twenty-sixth (26th) floor of the Building.

The Premises do not include the area above dropped ceilings, below the upper surface of floor slabs or the areas outside of the inner surface of walls and plate glass (the areas above dropped ceilings and outside the inner surface of interior walls are referred to in this Lease as “Installation Areas”).

	Rentable Area of the Premises:	25,445 rentable square feet

	Rentable Area of Building:	731,204 rentable square feet

4.	Tenant’s Proportionate Share:	3.479% (25,445 rsf/731,204 rsf) (See Paragraph 3)

5.	Base Rent: (See Paragraph 2)	For and with respect to the period of time commencing on the Rent Commencement Date through and including the day immediately preceding the first (1st) anniversary of the Rent Commencement Date (both dates inclusive), at the rate of per annum ( per month).

For and with respect to the period of time commencing on the first (lst) anniversary of the Rent Commencement Date through and including the day immediately preceding the day which is one hundred eighty (180) days after the first (1st) anniversary of the Rent Commencement Date (both dates inclusive), at the rate of per annum ( per month).

For and with respect to the period of time commencing on the day which is one hundred eighty (180) days after the first (1st) anniversary of the Rent Commencement Date through and including the day immediately preceding the second (2nd) anniversary of the Rent Commencement Date (both dates inclusive), at the rate of per annum ( per month).

For and with respect to the period of time commencing on the second (2nd) anniversary of the Rent Commencement Date through and including the day immediately preceding the third (3rd) anniversary of the Rent Commencement Date (both dates inclusive), at the rate of per annum ( Per month).

For and with respect to the period of time commencing on third (3rd) anniversary of the Rent Commencement Date through and including the day immediately preceding the fourth (4th) anniversary of the Rent Commencement Date (both dates inclusive), at the rate of per annum ( per month).

For and with respect to the period of time commencing on fourth (4th) anniversary of the Rent Commencement Date through and including the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date (both dates inclusive), at the of per annuam ( per month).

For and with respect to the period of time commencing on fifth (5th) anniversary of the Rent Commencement Date through and including the day immediately preceding the sixth (6th) anniversary of the Rent Commencement Date (both dates inclusive), at the rate of per annum ( per month).

For and with respect to the period of time commencing on sixth (6th) anniversary of the Rent Commencement Date through and including the Expiration Date (both dates inclusive), at the rate of Per annuam ($ per month).

6. First Month’s Base Rent Payable Upon Execution:

7. Letter of Credit Amount:	(See Paragraph 20)

8. Base Year for Operating Expenses:	Calendar Year 2018 (See Paragraph 3)

Base Year for Real Estate Taxes:	Fiscal Year 2019 (i.e., July 1, 2018 - June 30, 2019) (See Paragraph 3)

9. Term:	The period of time commencing on the Commencement Date and expiring on the last day of the calendar month in which the day immediately preceding the seventh (7th) anniversary of the Rent Commencement Date occurs (the “Expiration Date”), unless earlier terminated in accordance with the provisions of this Lease or renewed in accordance with the provisions of Paragraph 21 of this Lease.

10. Commencement Date:	The date on which the Premises are delivered to Tenant in the Delivery’ Condition.

Rent Commencement Date:	The date which is six (6) months after the Commencement Date.

Scheduled Commencement Date:	The date which is six (6) months after the Effective Date.

11. Brokert(s) (See Paragraph 19(k))

Landlord’s Broker:	Jones Lang LaSalle New England, L.L.C.

Tenant’s Broker:	Jones Lang LaSalle New England, L.L.C.

12. Number of Parking Spaces:	Six (6) Parking Spaces, on the terms and conditions set forth in Paragraph 18

13. Address for Notices:

To: TENANT:	To: LANDLORD:

Prior to the Commencement Date:	Office of the Building:

33-41 Farnsworth Street Boston, Massachusetts 02210 After the Commencement Date: At the premises	Jones Lang LaSalle Building Management Office 99 High Street Boston, Massachusetts, 02110 Attention: General Manager
With copies to:

Teachers Insurance and Annuity Association of America f/b/o its separate real estate account

c/o TH Real Estate

730 Third Avenue, 4th Floor

New York, New York 10017

Attn:   Asset Manager, Fixed Income and Real Estate

-and-

Goulston & Storrs PC 400 Atlantic Avenue Boston, Massachusetts 02110 Attn: Frank E. Litwin, Esq.

14. Address for Payment of Rent:	All payments payable under this Lease shall be sent to Landlord at:

c/o Jones Lang LaSalle Office of the Building 99 High Street Boston, Massachusetts 02110

Or to such other address as Landlord may designate to Tenant from time to time in writing.

15. Effective Date:	January 31, 2018

16. The “State”	The Commonwealth of Massachusetts.

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraph 1 through Paragraph 21 which follow) and Exhibit A through Exhibit H, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

STANDARD LEASE PROVISIONS

1.	TERM

(a)    The Term of this Lease shall commence on the Commencement Date (as defined in Item 10 of the Basic Lease Provisions. Unless earlier terminated in accordance with the provisions hereof, the Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, “Lease Term” shall mean the Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Term hereof exercised in accordance with the terms and conditions expressly set forth herein, and any early termination thereof and “Expiration Date” shall be the last day of the Lease Term. The first “Lease Year” shall commence on the Rent Commencement Date and shall end on the last day of the calendar month preceding the month in which the first anniversary of the Rent Commencement Date occurs. Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for twelve (12) consecutive months; provided, however, the last Lease Year shall expire on the Expiration Date. Unless Landlord terminates this Lease prior to the Expiration Date in accordance with the provisions hereof, Landlord shall not be required to provide notice to Tenant of the Expiration Date. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Term of this Lease.

(b)    Upon delivery of the Premises to Tenant, Landlord shall prepare and deliver to Tenant, Tenant’s Commencement Letter substantially in the form of Exhibit D attached hereto (the “Commencement Letter”) which Tenant shall acknowledge by executing a copy and returning it to Landlord. If Tenant fails to sign and return the Commencement Letter to Landlord or to provide any objection to Landlord as to any of the matters set forth in the Commencement Letter within ten (10) business days of its receipt from Landlord, the Commencement Letter as sent by Landlord shall be deemed to have correctly set forth the Commencement Date, the Rent Commencement Date, and the other matters addressed in the Commencement Letter. Failure of Landlord to send the Commencement Letter shall have no effect on the Commencement Date, the Rent Commencement Date, and the other matters addressed in the Commencement Letter.

(c)    Notwithstanding the foregoing, if (i) the Commencement Date has not occurred by the date which is one hundred eighty (180) days after the Scheduled Commencement Date (as the same may be extended for delays arising out of or resulting from Tenant Delays and/or Force Majeure, the “Lease Cancellation Date”), and (ii) not less than five (5) Business Days prior to the delivery of a Termination Notice (as hereinafter defined) Tenant shall have delivered a Reminder Notice (as hereinafter defined) to Landlord, then at any time after the Lease Cancellation Date and prior to the date on which possession of the Premises is tendered to Tenant, Tenant may elect, as liquidated damages and its sole and exclusive remedy on account thereof, to terminate this Lease by giving Landlord a Termination Notice, which Termination Notice may be given not earlier than the Lease Cancellation Date and not later than thirty (30) Business Days following the Lease Cancellation Date, with such termination to be effective immediately upon the giving by Tenant of such Termination Notice. If Tenant validly terminates this Lease in accordance with the foregoing provisions, this Lease shall be null and void and of no further force and effect, and except as expressly and specifically set forth herein, the parties shall have no further liabilities, responsibilities or obligations hereunder. If this Lease is terminated in accordance with the provisions of this Paragraph 1(c), then Landlord shall return the Letter of Credit to Tenant not later than five (5) Business Days after such termination. Notwithstanding any provision contained herein, if possession of the Premises is tendered to Tenant in the Delivery Condition at any time prior to the valid termination of this Lease in accordance with the foregoing provisions, then Tenant shall have no further right to terminate this Lease pursuant to this Paragraph 1(c).

A “Reminder Notice” shall mean a written notice delivered by Tenant to Landlord stating the following in capitalized and bold type on the first page of such notice: “IN ACCORDANCE WITH AND SUBJECT TO PARAGRAPH 1(c) OF THE LEASE, IF POSSESSION OF THE PREMISES HAS NOT BEEN TENDERED TO TENANT BY THE LEASE CANCELLATION DATE, THE TENANT MAY TERMINATE THE LEASE. LANDLORD IS HEREBY NOTIFIED THAT POSSESSION OF THE PREMISES HAS NOT BEEN TENDERED TO TENANT AS OF THE DATE OF THIS NOTICE.” A “Termination Notice” shall mean a written notice delivered by Tenant to Landlord stating the following in capitalized and bold type on the first page of such notice: “IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF PARAGRAPH 1(c) OF THE LEASE, TENANT HEREBY ELECTS TO TERMINATE THE LEASE.”

2.	BASE RENT

(a)    Tenant agrees to pay with respect to each calendar month (and proportionately on a per diem basis for any partial calendar month of the Lease Term) from and after the Rent Commencement Date as Base Rent for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions. The Term “Base Rent” when used in this Lease shall mean the Base Rent payable during the given period.

(b)    Base Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Rent Commencement Date and continuing on the first (1st) business day of each calendar month thereafter until the expiration of the Lease Term. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.

(c)    The parties agree that for all purposes hereunder the Premises and the Building shall be stipulated to contain the number of square feet of Rentable Area respectively described in Item 3 of the Basic Lease Provisions.

(d)    Base Rent shall be paid to Landlord absolutely net of all costs and expenses. The provisions for payment of Operating Expenses by means of periodic payment of Tenant’s Proportionate Share of estimated Operating Expenses Excess (as defined in Paragraph 3 of this Lease) and the year end adjustment of such payments are intended to pass on to Tenant and reimburse Landlord for Tenant’s Proportionate Share of the Operating Expenses Excess described in Paragraph 3 of this Lease.

3.	ADDITIONAL RENT

(a)    If Operating Expenses (defined below) for any calendar year during the Lease Term exceed Base Operating Expenses (defined below), Tenant shall pay to Landlord, concurrent with each installment of Base Rent, as additional rent (“Operating Expenses Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of such excess (“Operating Expenses Excess”). If Real Estate Taxes (defined below) for any tax fiscal year during the Lease Term exceed Base Real Estate Taxes (defined below), Tenant shall pay to Landlord concurrent with each installment of Base Rent, as additional rent (“Taxes Additional Rent”) an amount equal to Tenant’s Proportionate Share of such excess (“Taxes Excess”). The term “Additional Rent” shall mean, collectively, the Operating Expenses Additional Rent, the Taxes Additional Rent, and all other amounts (excepting only Base Rent) payable by Tenant under this Lease.

(b)    “Tenant’s Proportionate Share” is, subject to the provisions of Paragraph 18, the percentage number described in Item 4 of the Basic Lease Provisions. Tenant’s Proportionate Share represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Building, as determined by Landlord in its reasonable discretion from time to time.

(c)    “Base Operating Expenses” means all Operating Expenses incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year for Operating Costs in Item 8 of the Basic Lease Provisions. The term “Base Real Estate Taxes” shall mean all Real Estate Taxes incurred or payable by Landlord during the fiscal year specified as Tenant’s Base Year for Real Estate Taxes in Item 8 of the Basic Lease Provisions.

(d)    “Operating Expenses” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Land and Building during or allocable to the Lease Term, including without limitation, the cost of services and utilities (including taxes and other charges incurred in connection therewith) provided to the Premises (other than separately metered utilities for which Tenant is responsible), the Building or the Land, including, without limitation, water, power, gas, sewer, waste disposal, telephone and cable television facilities, fuel, supplies, equipment, tools, materials, service contracts, janitorial service, waste and refuse disposal, window cleaning, maintenance and repair of sidewalks and Building exterior and services areas, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, wind, hurricane, earthquake, terrorism, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and property/casualty coverage insurance for the Land and/or Building and such other insurance as is carried by Landlord in its commercially reasonable discretion, and any commercially reasonable deductible portion of any insured loss otherwise covered by such insurance; the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Land and/or Building; any personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Land and/or Building; repair and replacement of window coverings provided by Landlord to the tenants in the Building; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Land and/or Building; a commercially reasonable property management fee not in excess of four percent (4%) of the gross revenues of the Building (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager); the maintenance of any easements or ground leases benefiting the Land and/or Building, whether by Landlord or by an independent contractor; license, permit and inspection fees (excepting only such fees in connection with the build-out of premises for other tenants at the Building); all costs and expenses required by any governmental or quasi-governmental authority or by applicable Law not in effect as of the Effective Date, for any reason, including capital improvements; the cost of any capital improvements made to the Land or Building by Landlord that are intended to comply with Laws not in effect as of the Effective Date, or are intended to reduce environmental impacts, or are intended to reduce Operating Expenses (such costs to be amortized over such reasonable periods of time as Landlord may reasonably determine, together with interest thereon at the rate of eight percent (8%) per annum; the cost of maintenance, operation and repair of air conditioning, heating, ventilating, plumbing, and elevator systems and equipment (to include the replacement of components which are in the nature of repairs as hereinafter described) and other mechanical and electrical systems repair and maintenance (including the replacement of components of the systems which are in the nature of repairs and are not required to be considered capital expenses under first class office building accounting standards even if such item might be classified as a capital expenditure under generally accepted accounting principles (such costs to be amortized over the useful life thereof, which useful life shall be determined by Landlord in accordance with customary practices in the real estate industry); sign maintenance; and Common Area (defined below) repair, resurfacing, operation and maintenance; the reasonable cost for temporary lobby displays and events commensurate with the operation of a similar class building, and the cost of providing security services, if any, deemed appropriate by Landlord from time to time.

Notwithstanding the foregoing, the following items shall be excluded from Operating Expenses:

(A)    leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Building for tenants or prospective tenants of the Building;

(B)    costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or vacant space;

(C)    Landlord’s costs of any services provided to tenants to the extent Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the base rent and operating expenses payable under the lease with such tenant or other occupant;

(D)    any depreciation or amortization of the Building except as expressly permitted herein;

(E)    principal and interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

(F)    repairs or other work occasioned by fire, windstorm or other work to the extent paid for through insurance or condemnation proceeds (excluding any deductible);

(G)    legal fees and expenses or other professional or consulting fees and expenses incurred for (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, or (iii) proceedings against any other specific tenant relating solely to the collection of rent or other sums due to Landlord from such tenant;

(H)    charitable or political contributions;

(I)    income and franchise taxes of Landlord;

(J)    capital expenditures (other than the portion to be included in Operating Expenses as described above);

(K)    ground rent under ground leases;

(L)    interest and penalties incurred due to violation by Landlord of the terms of any lease, ground or underlying lease, mortgage, or other agreement affecting the Building or the Land;

(M)    Landlord’s legal existence and general corporate overhead and general administrative expenses;

(N)    salaries and bonuses of officers, executives of Landlord and administrative employees above the grade of property manager or building supervisor, and if a property manager or building supervisor are shared with other buildings or has other duties not related to the Building, only the allocable portion of such person or persons salary shall be included in Operating Expenses

(O)    reserves of any kind;

(P)    any cost included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid on an arm’s length basis in the absence of such relationship;

(Q)    costs of disputes of any kind or nature with other tenants;

(R)    costs incurred in connection with any sale, financing, syndicating, reorganization or restructuring of ownership of the Building; and

(S)    marketing of the Building and/or vacant space in the Building, of any kind.

(e)    “Real Estate Taxes” means any form of assessment, license fee, license tax, business license fee, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises, Building or the Land. Real Estate Taxes shall also include, without limitation:

(i)    any hereafter adopted assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the ad valorem real property taxes. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Real Estate Taxes” for the purposes of this Lease;

(ii)    any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(iii)    any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises, and any business improvement district assessments or charges, or PILOT (i.e., payments in lieu of taxes payments);

(iv)    any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Land is a part; and/or

(v)    any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Real Estate Taxes.

Notwithstanding the foregoing, Real Estate Taxes shall not include: (x) municipal, state and federal income taxes (if any) assessed against Landlord; (y) municipal, state or federal capital levy, gift, estate, succession, inheritance or transfer taxes of Landlord; or (z) corporation excess profits or franchise taxes imposed upon any corporate owner of the Land or Building.

(f)    For any calendar year during which actual occupancy of the Building is less than ninety five percent (95%) of the Rentable Area of the Building (including, without limitation, the Tenant’s Base Year for Operating Expenses), those Operating Expenses for services which vary based on the level of occupancy of the Building (such as cleaning services) shall be appropriately adjusted to reflect ninety five percent (95%) occupancy of the existing Rentable Area of the Building during such period. In determining Operating Expenses, if any services or utilities are separately charged to tenants of the Building or others, Operating Expenses shall be adjusted by

Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Building operating hours. Operating Expenses for the Tenant’s Base Year for Operating Expenses shall not include Operating Expenses attributable to temporary market-wide labor-rate increases and/or utility rate increases due to extraordinary circumstances, including, but not limited to Force Majeure, conservation surcharges, boycotts, embargoes, or other shortages. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis determined by Landlord in its reasonable discretion to be consistent with the principles underlying the provisions of this Paragraph 3. Landlord shall also have the right, in its reasonable discretion, to allocate and prorate any portion or portions of the Operating Expenses in any reasonable manner. Without limiting the generality of the foregoing, Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Expenses among different tenants (the “Cost Pools”), adjusting Tenant’s Proportionate Share as to each of the separately allocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which such costs are equitably allocated. Such Cost Pools may include, without limitation, differentiation of the office space tenants and retail space tenants of the Building.

(g)    In connection with each calendar year and/or fiscal year (as applicable) of the Lease Term following the Commencement Date, Landlord shall give to Tenant a written estimate of Tenant’s Proportionate Share of Operating Expenses Excess and/or Taxes Excess, if any, for the Building and/or Land for the ensuing year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month, concurrent with each payment of Base Rent. Within one hundred twenty (120) days after the end of each calendar year and/or fiscal year (as applicable), Landlord shall furnish Tenant a statement (each, a “Statement”) indicating in reasonable detail the excess or shortfall of (i) Operating Expenses over Base Operating Expenses for such period, and (ii) Real Estate Taxes over Base Real Estate Taxes for such period, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such excess or shortfall as indicated by such annual Statement. Each such Statement shall constitute an account stated, subject to the provisions of Paragraph 3(i) below. Any payment due Landlord shall be payable by Tenant within thirty (30) days after delivery of an invoice thereafter from Landlord. Any amount due Tenant as a result of such overpayments shall be credited against installments next becoming due under this Paragraph 3(g) or refunded to Tenant, if requested by Tenant. The provisions of this Paragraph 3(g) shall survive the expiration or earlier termination of this Lease.

(h)    Tenant shall pay, within thirty (30) days after receipt of a bill or invoice therefor, all taxes and assessments (i) levied against any personal property, fixtures, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises, and (iii) levied for any business, professional, or occupational license fees. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Land and Building is increased as a result of the inclusion therein of a value placed upon the personal property or trade fixtures of Tenant, then Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay, within thirty (30) days after receipt of a bill or invoice therefor, the amount thereof.

(i)    Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of Operating Expenses Excess and/or Taxes Excess shall not constitute a waiver of its right to require an increase in Additional Rent, or in any way impair the continuing obligations of Tenant under this Paragraph 3. In the event of any dispute as to any Additional Rent due under this Paragraph 3, Tenant, an officer of Tenant or Tenant’s independent certified public accountant (but (a) in no event shall Tenant hire or employ an accounting firm or any other person to audit Landlord as set forth under this Paragraph 3 who is compensated or paid for such audit on a contingency basis and (b) in the event Tenant hires or employs an independent certified public accountant to perform such audit, Tenant shall provide Landlord with a copy of the engagement letter) shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office. If, after such inspection, Tenant still disputes such Additional Rent, upon Tenant’s written request therefor, a certification as to the proper amount of Operating Expenses and/or Real Estate Taxes and the amount due to or payable by Tenant shall be made by an independent mutually acceptable certified public accountant. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant’s Proportionate Share of Operating Expenses and/or Real Estate Taxes for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Operating Expenses and/or Real Estate Taxes or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant’s Proportionate Share of Operating Expenses and/or Real Estate Taxes, Tenant shall promptly pay such additional Operating Expenses and/or Real Estate Taxes to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto unless it is determined that Landlord’s original Statement was in error by more than three percent (3%). Tenant waives the right to dispute any matter relating to the calculation of Operating Expenses and/or Real Estate Taxes or Additional Rent under this Paragraph 3 if any claim or dispute with respect thereto is not asserted in writing to Landlord within ninety (90) days after delivery to Tenant of the original billing Statement with respect thereto and unless Tenant asserts a claim or dispute in writing within said ninety (90) day period. Such Statement shall be considered an account slated and shall be final in all respects. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

(j)    After the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of Operating Expenses Excess and/or Taxes Excess for the year in which this Lease terminates, Tenant shall pay, within thirty (30) days after receipt of a final statement therefor, any increase due over the estimated Operating Expenses and/or Real Estate Taxes paid, and conversely, any overpayment made by Tenant shall be refunded promptly to Tenant by Landlord. This Paragraph 3(i) shall survive the expiration or earlier termination of this Lease.

(k)    The Base Rent, Additional Rent, late fees, and other amounts required to be paid by Tenant to Landlord hereunder (including the Operating Expenses Excess and Taxes Excess) are sometimes collectively referred to as, and shall constitute, “Rent”.

4.	IMPROVEMENTS AND ALTERATIONS; DELIVERY

(a)    The “Delivery Condition” shall mean that (i) the Premises are free and clear of other tenants and occupants, (ii) the Landlord’s Work (as hereinafter defined) has been Substantially Completed in accordance with the provisions of this Paragraph 4, (iii) the Premises and the Building Systems serving the Premises are in good working condition and repair; (iv) the Premises and Landlord’s Work are in compliance with all applicable Laws, including without limitation the ADA (as defined below); and (v) all inspections of Landlord’s Work required to be performed by the Inspectional Services Department of the City of Boston have been completed and Tenant is permitted to lawfully occupy the Premises for the use permitted pursuant to this Lease.

(b)    The schematic fit plan (the “Schematic Plan”) showing the Landlord’s Work is attached hereto as Exhibit G. Promptly after the Effective Date, Landlord will cause its architect to prepare and finalize architectural, mechanical, electrical, and plumbing construction plans and specifications (collectively, the “Proposed Plans”) for the Landlord’s Work, at the sole cost and expense of Landlord, and shall submit the Proposed Plans to Tenant for its approval. Such approval shall not be unreasonably withheld by Tenant as long as the Proposed Plans are consistent with the Schematic Plan. Tenant shall cooperate with Landlord (and its architects, engineers and contractors) in connection with the preparation of the Proposed Plans, and shall respond to requests from Landlord (and its architects, engineers and contractors) for information and authorizations in connection therewith promptly after request therefor. Tenant shall, not more than five (5) Business Days after receipt of such Proposed Plans from Landlord, approve or disapprove the Proposed Plans (with reasonable specificity) and if Tenant fails to respond to the Proposed Plans within said five (5) Business Day period, then Tenant shall be considered to have been approved by Tenant. Landlord and Tenant shall work in good faith and expeditiously to resolve any and all disputes with respect to the Proposed Plans so as to cause the Proposed Plans to be finalized and approved as quickly as possible. After approval thereof, such plans shall be referred to in this Lease as the “Approved Plans.”

(c)    Subject to and in accordance with the provisions of this Paragraph 4, Landlord shall perform the turn-key construction of the Landlord’s Work substantially in accordance with the Approved Plans, at the sole cost and expense of Landlord, except as set forth in Paragraph 4(d). The Approved Plans will not be materially modified or amended without the prior approval of Tenant, such approval not to be unreasonably withheld, conditioned or delayed. From time to time, prior to or during the performance of the Landlord’s Work, Landlord may elect to propose change orders to the Approved Plans (each, a “Landlord’s Change Order”). Landlord shall submit the proposed Landlord’s Change Order to Tenant for its approval, which approval shall not be unreasonably withheld, conditioned or delayed, unless the proposed Landlord Change Order (i) is materially inconsistent with the Approved Plans; or (ii) would materially and adversely affect the use of the Premises by Tenant for its usual and customary business operations; or (iii) would materially change the level of finish of the Landlord’s Work. Tenant shall approve or disapprove the proposed Landlord Change Order within three (3) Business Days after receipt thereof, and if Tenant so disapproves Tenant shall specify the reason for disapproval. If Tenant fails to approve or disapprove the proposed Landlord’s Change Order within three (3) Business Days after receipt thereof as set forth above, then the proposed Landlord’s Change Order shall be considered to have been approved by Tenant, and the Approved Plans shall be considered to be amended and modified thereby.

(d)    Tenant may elect to request changes (each, a “Tenant Change Order”) to the Approved Plans by written request to Landlord from time to time prior to Substantial Completion of the respective component of Landlord’s Work. Each proposed Tenant Change Order shall be subject to Landlord’s approval, which may be granted or denied in Landlord’s sole discretion. If any Tenant Change Order is determined by Landlord in its discretion to be likely to increase the cost of Landlord’s Work, to delay the completion of the Landlord’s Work, and/or to cause an increase in other costs and expenses payable by Landlord, then Landlord shall notify Tenant and within ten (10) days after request by Landlord, Tenant shall pay to Landlord the anticipated amount of such increased costs and expenses as estimated by Landlord in its reasonable discretion; provided, however, in lieu of such payment, Tenant may elect, within three (3) Business Days after receipt of Landlord’s request, to withdraw the proposed Tenant Change Order in which event such proposed Tenant Change Order shall be null and of no further force or effect and Landlord will not be obligated to implement the proposed Tenant Change Order. If Tenant withdraws the proposed Tenant Change Order within said three (3) Business Day period, or if Tenant does not pay such increased costs and expenses to Landlord within said ten (10) day period, then Landlord will not be obligated to implement the proposed Tenant Change Order and the proposed Tenant Change Order shall be null and void and of no further force or effect. In addition, if as a result of a Tenant Change Order the actual costs of the Landlord’s Work are greater than the estimated increased costs and expenses, then Tenant shall pay the difference in increased costs and expenses to Landlord within thirty (30) days of demand therefor.

(e)    Landlord will complete Landlord’s Work in a good and workmanlike manner, consistent with the standards applicable to the Building and in accordance with applicable Laws. Tenant will exercise commercially reasonable efforts to avoid any interference with the performance of Landlord’s Work. “Substantial Completion” or “Substantially Completed” shall mean that Landlord’s Work has been completed, as certified by the General Contractor, or, if applicable, Landlord’s architect, in accordance with (a) the provisions of this Lease, and (b) the Approved Plans, except for minor details of construction, decoration and mechanical adjustments, if any, the non-completion of which does not materially interfere with Tenant’s use of the Premises. “Tenant Delay” shall mean any actual delay in the performance of Landlord’s Work which results from (i) any failure of Tenant to timely review and respond to the Proposed Plans as set forth in Section 4(b) above, (ii) any changes in or additions to Landlord’s Work proposed by Tenant, or any interference with the Landlord’s Work by any Tenant Party, or (iii) any delays by Tenant in submitting information, or in approving working drawings or plans or estimates, or in providing authorizations or approvals. Landlord will provide written notice to Tenant of such delay as soon as practicable, and in any event not more than five (5) days after Landlord acquires actual knowledge of the Tenant Delay. Concurrent with the Substantially Completion of Landlord’s Work, Tenant’s construction representative and Landlord’s construction representative shall conduct a joint walk-through of the Premises and review of Landlord’s Work. Based upon said walk-through, within not more than five (5) Business Days thereafter, Tenant’s architect and Landlord’s construction representative shall prepare a mutually acceptable punch-list setting forth any items of Landlord’s Work which are incomplete and deliver the same to Tenant and Landlord. Landlord shall complete such punch-list items as soon as reasonably practicable after such walk-through of the Premises.

(f)    Except for the performance of Landlord’s Work, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations, additions or improvements to the Premises to prepare the Premises for Tenant’s initial occupancy. Promptly after Substantial Completion of Landlord’s Work, Tenant shall, at its own cost and expense, in accordance with and subject to the terms and provisions of this Lease, perform or cause to be performed any and all work (other than the Landlord’s Work) necessary to prepare the Premises for Tenant’s initial occupancy, and shall equip the Premises with new trade fixtures and personal property necessary or proper for the conduct of Tenant’s business.

(g)    Tenant shall not make any alterations, additions, improvements or other physical changes in or about the Premises (collectively, “Alterations”), other than Decorative Alterations (as hereinafter defined) and Permitted Non-Structural Alterations (as hereinafter defined), without Landlord’s prior consent in each instance. “Decorative Alterations” shall mean decorative Alterations such as painting, wall coverings and floor coverings. “Permitted Non-Structural Alterations” shall mean Alterations costing less than                      in the aggregate performed by Tenant in any consecutive twelve (12) month period during the term of this Lease, that (i) are non-structural and do not affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises or the Building, (iii) do not require a conditional use permit, variance, waiver or other relief from any applicable Law, and (iv) in all respects, comply with all applicable Laws. “Specialty Alterations” shall mean Alterations which are not standard office installations such as kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, print rooms and model shops, and other Alterations of a similar character. Prior to making any Alterations, Tenant, at its expense, shall (i) excepting only for Decorative Alterations and Permitted Non-Structural Alterations, submit to Landlord for its approval, detailed plans and specifications for such proposed Alteration, and with respect to any proposed Alteration affecting any Building System or the structural support, roof, or exterior walls of the Building, evidence that the proposed Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected building system or the structural support, roof, or exterior walls of the Building, and (ii) obtain all permits, approvals and certificates required by any governmental authorities for the proposed Alteration, and furnish copies thereof to Landlord. Landlord’s consent shall not be unreasonably withheld with respect to proposed Alterations that (i) comply with all applicable Laws; (ii) are compatible with the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (iv) do not affect the structural portions of the Building; and, (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building. All Alterations shall be performed in accordance with the written construction rules, regulations, specifications and requirements adopted by Landlord from time to time. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with all applicable Laws and shall construct, at its sole cost and expense, any alteration or modification required by all applicable Laws as a result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense, in a first class and good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. Without limiting the generality of the foregoing, Tenant shall pay to Landlord, within ten (10) business days after completion of any Alterations, as Additional Rent, construction supervision or oversight fees in connection with Alterations (such fees not to exceed four percent (4%) of the total project costs of such Alterations), together with actual costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise such Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable Laws. Without limiting the other grounds upon which Landlord may refuse to approve any contractor or subcontractor, Landlord may take into account the desirability of maintaining harmonious labor relations at the Building. Landlord may also require that all life safety related work and all mechanical, electrical, plumbing and roof related work be performed by contractors designated by Landlord. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove Specialty Alterations from the Premises upon the expiration or termination of this Lease. At the time Landlord approves plans and specifications for Alterations proposed by Tenant, Landlord shall notify Tenant which of the proposed Specialty Alterations shown on said plans, if any, shall be required by Landlord to be removed by Tenant at the expiration or earlier termination of the Term of this Lease, provided that Tenant shall include the following legend in capitalized and bold type displayed prominently on the top of the first page of Tenant’s notice delivered concurrently with such plans and specifications: “LANDLORD SHALL NOTIFY TENANT AT THE TIME LANDLORD APPROVES THESE PLANS AND SPECIFICATIONS AS TO WHICH, IF ANY, ALTERATIONS SHOWN THEREON SHALL BE REQUIRED TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE TERM OF THE LEASE.” If upon the expiration or termination of this Lease Landlord requires Tenant to remove any or all of such Specialty Alterations from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Specialty Alterations and improvements and Tenant shall repair and restore the Premises to their original condition as of Commencement Date, reasonable wear and tear and damage from casualty excepted. Without limiting the foregoing, Landlord hereby confirms that none of the proposed Alterations shown on the schematic plan for Landlord’s Work attached to this Lease as Exhibit G constitute Specialty Alterations which Landlord will require Tenant to remove upon the expiration or termination of this Lease. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alteration and upon Landlord’s reasonable request, Tenant shall deliver to

Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors. Additionally, upon completion of any Alteration, Tenant shall provide Landlord, at Tenant’s expense, with a complete set of “as built” plans in reproducible form and specifications reflecting the actual conditions of the Alterations, together with a copy of such plans on diskette in the AutoCAD format or such other customary format as may then be required by Landlord. Tenant shall pay to Landlord, as Additional Rent, the reasonable fees and costs of all architects, engineers and other consultants retained by Landlord to review all plans, specifications and working drawings for Alterations performed by Tenant during the Lease Term, within thirty (30) days after Tenant’s receipt of invoices from Landlord.

(h)    Tenant shall keep the Premises, the Building and the Land free from any and all liens and other encumbrances arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph 4 shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by all applicable Laws.

(i)    NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

5.	REPAIRS

(a)    Landlord shall maintain, in good order, condition and repair, reasonable wear and tear and damage by casualty or eminent domain excepted, as part of Basic Services, the following: (i) the structural portions of the Building, (ii) the exterior walls of the Building, including, without limitation, glass and glazing, (iii) the roof foundation and facades of the Building, (iv) all Building Systems, (v) the base building lavatories, (vi) the Common Areas, and (vii) all base building fire and life safety systems, sprinklers and smoke detectors. Landlord shall not be deemed to have breached any obligation with respect to the condition of any part of the Land or Building unless Tenant has given to Landlord written notice of any required repair and Landlord has not made such repair within a commercially reasonable time following the receipt by Landlord of such notice. The foregoing notwithstanding, (i) Tenant shall pay for the cost of any repairs as a result of damage to any of the foregoing to the extent caused by the negligent acts or omissions of Tenant or it agents, employees or contractors, except to the extent such repairs are covered by insurance carried by Landlord pursuant to the provisions of Paragraph 8(e) below; and (ii) the obligations of Landlord pertaining to damage or destruction by casualty shall be governed by the provisions of Paragraph 9. Landlord shall have the right but not the obligation to undertake work of repair that Tenant is required to perform under this Lease and that Tenant fails or refuses to perform after delivery of notice and expiration of any applicable grace periods. All costs incurred by Landlord in performing any such repair for the account of Tenant shall be repaid by Tenant to Landlord upon demand, together with an administration fee equal to fifteen percent (15%) of such costs. There shall be no abatement of Rent, no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Land. Tenant waives the right to make repairs at Landlord’s expense under any Law now or hereafter in effect.

(b)    Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors approved by Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities, and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant). Tenant shall make all repairs to the Premises with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall pay for the cost of any repairs to the Premises, the Building and/or the Land made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises, the Building or the Land by Tenant, except to the extent such repairs are covered by insurance carried by Landlord or Tenant pursuant to the provisions of Paragraph 8(e) below. If Tenant fails to commence such repairs or replacements within thirty (30) days after written notice from Landlord, or thereafter to prosecute diligently such repairs to completion, then Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof, together with an administration fee equal to fifteen percent (15%) of such costs.

(c)    Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear and damage from casualty excepted. Except as otherwise set forth in Paragraph 4(b) of this Lease, Tenant shall remove from the Premises all trade fixtures, furnishings and other personal property of Tenant shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property on or before the expiration or earlier termination of the Term of this Lease, then Tenant shall be deemed to have abandoned the same, in which case Landlord may store or dispose of the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion.

6.	USE OF PREMISES

(a)    Tenant shall use the Premises only for first-class general business office uses, and shall not use the Premises or permit the Premises to be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion. In no event may the Premises be used for a Prohibited Use (as hereinafter defined). A “Prohibited Use” shall mean the following: (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages to persons other than the employees, agents, representatives, guests and contractors of Tenant; (iii) the sale of alcohol or tobacco; (iv) a school or classroom (except in connection with Tenant’s business); (v) lodging or sleeping; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment) or retail facilities of any financial, lending, securities brokerage or investment activity; (vii) offices of any Governmental Authority, any foreign government, or any agency or department of the foregoing; (viii) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in first-class multi-tenant office buildings; (ix) the rendering of medical, dental or other therapeutic or diagnostic services; or (x) any illegal purposes or any activity constituting a nuisance.

(b)    Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance, by-law, code, or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is a violation of Law. If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Land, or (ii) the use, Alteration or occupancy thereof, Tenant shall cause the Premises to comply with such Law at Tenant’s sole cost and expense; provided, however, Tenant shall not be obligated to perform or be liable with respect to structural alterations, unless the application of such Laws arises out of or results from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made (or requested to be made) by Tenant, excepting only the Landlord’s Work, or (iii) a breach or default by Tenant under any provisions of this Lease. This Lease shall be subject to all Security Documents (as defined in Paragraph 16(a) below).

(c)    In the event that any governmental agency or department shall at any time contend or declare that the Premises are used or occupied in violation of such applicable Law, Tenant shall, upon five (5) days’ notice from Landlord or any such governmental agency or department, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business will continue to be lawful or permissible under any applicable Law.

(d)    Tenant shall not do or permit to be done anything which may invalidate any insurance coverage that is in place affording coverage at the location, or that would increase the risk of loss at the location, or that would cause an increase in the cost of any insurance policy covering the Building, the Land and/or property located therein. Tenant shall comply with all

Laws that pertain to the Premises or the operations of Tenant in the Premises; provided, however, Tenant shall not be obligated to perform or be liable with respect to structural alterations, unless the application of such Laws arises out of or results from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach or default by Tenant under any provisions of this Lease. Without limitation, within the Premises, (which shall include any and all internal stairways between floors comprising parts of the Premises if the Premises contain more than one such floor), with respect to any Alterations performed after the Commencement Date Tenant shall be responsible for compliance with the Americans with Disabilities Act (42 U.S.C. § 12101 et. seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto (collectively, the “ADA”). Tenant shall comply with all rules, orders, regulations and requirements as set forth in all applicable fire codes and ordinances issued by any federal, state or local governmental body, or by any other organization performing a similar function and issuing codes that pertain to the Premises. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

(e)    Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Building. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Land. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designed (and is permitted by Law) to carry or otherwise use any Building System in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than the maximum density permitted by all applicable Laws. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Land.

(f)    Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises, and smoke detectors located within the Premises and shall cooperate with Landlord and other tenants in the Building with respect to access control and other safety matters.

(g)    As used herein, the term “Hazardous Material” means any (a) oil or any other petroleum-based substance, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, or any other wastes, materials or pollutants which (i) pose a hazard to the Building or to persons on or about the Land or (ii) cause the Building or the Land to be in violation of any Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”,

“extremely hazardous waste”, “restricted hazardous waste”, or “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Federal Hazardous Substances Control Act, as amended, 15 U.S.C. §1261, et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. §651, et seq.; and Massachusetts General Laws, Chapters 21C and 21E; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Building or the owners and/or occupants of property adjacent to or surrounding the Building, or any other Person coming upon the Building or the Land or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment. The term “Permitted Hazardous Materials” shall mean Hazardous Materials which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size in comparable office buildings, but only if and to the extent that such supplies are transported, stored and used in full compliance with all applicable Laws and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all applicable Laws, or which is not in any respect safe and prudent shall not be deemed to be “Permitted Hazardous Materials” for the purposes of this Lease.

(i)    Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”) shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant or by Tenant Affiliates without the prior written consent of Landlord (which may be granted, conditioned or withheld in the sole discretion of Landlord), save and except only for Permitted Hazardous Materials, which Tenant or Tenant Affiliates may bring, store and use in reasonable quantities for their intended use in the Premises, but only in full compliance with all applicable Laws. On or before the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all Hazardous Materials (including, without limitation, Permitted Hazardous Materials), regardless of whether such Hazardous Materials are present in concentrations which require removal under applicable Laws, except to the extent that such Hazardous Materials were present in the Premises as of the Commencement Date and were not thereafter brought onto the Premises by Tenant or Tenant Affiliates (“Pre-Existing Hazardous Materials”). Landlord shall be responsible for the Remedial Work (as hereinafter defined) with respect to such Pre-Existing Hazardous Materials.

(ii)    Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the release by Tenant or any Tenant Affiliates of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises and/or the Building and/or the Land, or any portion thereof except for (i) Pre-Existing Hazardous Materials, and (ii) to the extent such Hazardous Materials are brought into or used in the Building by Landlord or a Landlord Affiliate.

(iii)    In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the ‘‘Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(iv)    Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

7.	UTILITIES AND SERVICES

(a)    During the Lease Term, Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in this Paragraph 7(a) (collectively the “ Basic Services”):

(i)    Tepid or cold water at those points of supply provided for general use of other tenants in the Building;

(ii)    On Mondays through Fridays (excepting Holidays) from 8:00 A.M. to 6:00 P.M., and upon prior request of Tenant, on Saturdays from 8:00 A.M. to 1:00 P.M., central heat and air conditioning, but Landlord shall not be responsible for inadequate air-conditioning or ventilation (x) to the extent the same occurs because Tenant’s use of power exceeds 5 watts per rentable square foot (connected load) (excluding electricity for the base building HVAC Equipment), without Tenant providing adequate air-conditioning and ventilation therefor, or if the number of individuals in the Premises exceeds one (1) per one hundred (100) rentable square feet, or (y) because of any rearrangement of partitioning or other Alterations made by or on behalf of Tenant or any person claiming through or under Tenant;

(iii)    Routine maintenance, repairs, structural and exterior maintenance (including, without limitation, exterior glass and glazing), painting and electric lighting service for all Building Systems and Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for the Building, subject to the limitation contained in Paragraph 5(a) above;

(iv)    Janitorial service on a five (5) day per week basis, excluding holidays, substantially in accordance with the cleaning specifications set forth on the schedule attached hereto as Exhibit H;

(v)    An electrical system to convey power delivered by public utility providers selected by Landlord in amounts sufficient for normal office operations as provided in similar office buildings, with a total allowance of 5 watts per square foot of Rentable Area (which includes an allowance for lighting of the Premises at the maximum wattage per square foot of Rentable Area permitted under applicable Laws) (excluding electricity for the base building HVAC equipment), provided that no single item of electrical equipment consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts, single phase; and

(vi)    Passenger elevator service serving the floors on which the Premises are situated, during Business Hours. Subject to Force Majeure, reduced service, consisting of at least one passenger elevator accessing the Premises from the lobby area, will be provided at all other times.

(b)    During the Lease Term, Landlord shall provide to Tenant at Tenant’s sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services (collectively the “Extra Services”):

(i)     Such extra cleaning and janitorial services requested by Tenant, and agreed to by Landlord, for special improvements or Alterations;

(ii)    Subject to Paragraph 7(d) below, additional heating, air conditioning and ventilating capacity in excess of that typically provided by the Building;

(iii)    Maintaining and replacing lamps, bulbs, and ballasts;

(iv)    Heating, ventilation, air conditioning or extra electrical service provided by Landlord to Tenant during hours other than the hours set forth in Subparagraph 7(a)(ii) above, said heating, ventilation and air conditioning or extra service to be furnished solely upon the prior written request of Tenant given with such advance notice as Landlord may reasonably require and Tenant shall pay to Landlord the standard charge for overtime HVAC on an hourly basis established by Landlord from time to time. The standard charge for overtime heating is currently                     per hour, the standard charge for overtime cooling is currently                     per hour, and said charges are subject to increase by Landlord from time to time;

(v)    Any Basic Service requested by Tenant in amounts determined by Landlord to exceed the amounts required to be provided above, but only if Landlord elects to provide such additional or excess service. Tenant shall pay Landlord the cost of providing such additional services (or an amount equal to Landlord’s reasonable estimate of such cost, if the actual cost is not readily ascertainable) together, with an administration fee equal to fifteen percent (15%) of such cost, within thirty (30) days following presentation of an invoice therefor by Landlord to Tenant. The cost and fee chargeable to Tenant for all extra services shall constitute Rent; and

(vi)    As to the electrical service to be provided under Paragraph 7(a)(v), Landlord has previously installed a submeter to measure the consumption of electricity in the Premises. Tenant will pay to Landlord, as additional rent, the charge for electricity consumed in the Premises based on the actual costs and of providing such electrical service and the amounts shown on such submeter. During such periods as the Premises are not submetered, Tenant shall pay to Landlord the electricity charge assessed by Landlord. Said electricity charge is currently          per square foot of rentable area in the Premises, and is subject to increase by Landlord from time to time. Said electricity charge shall be payable on a monthly or quarterly basis as determined by Landlord. Tenant shall pay the amount of all such electricity charges within thirty (30) days of billing based on the actual costs and expenses incurred by Landlord in providing such electrical service.

(c)    Tenant agrees to cooperate fully at all times with Landlord and to comply with all customary and reasonable regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and Basic Services and Extra Services described herein. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements; provided that Landlord shall enforce such rules and regulations in a non-discriminatory fashion, except where differing circumstances justify different treatments. The term “Business Hours” shall be deemed to be Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturday from 8:00 A.M. to 1:00 P.M., excepting Holidays. The term “Holidays” shall mean all federally observed holidays, including New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Veterans’ Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions. The term “Business Days” shall mean all days other than Saturdays, Sundays and Holidays.

(d)    Tenant shall have the right to install supplemental or auxiliary HVAC equipment to serve the Premises, subject to Landlord’s prior consent in each instance. Landlord will, upon request of Tenant and subject to availability, provide condenser water for such supplemental or auxiliary HVAC equipment. If Tenant installs any supplemental or auxiliary HVAC equipment, Tenant shall pay to Landlord the “Condenser Water Charge” (as hereinafter defined). The “Condenser Water Charge” is currently            per ton per annum and is subject to increase by Landlord from time to time. The work to install any supplemental or auxiliary HVAC equipment shall be considered to be a Specialty Alteration for all purposes under this Lease and Tenant shall comply with all terms and conditions of this Lease in connection therewith. In connection therewith, Tenant shall provide for Landlord’s prior approval plans and specifications prepared by a licensed engineer for such supplemental or auxiliary HVAC equipment, specifying the amount of condenser water requested in connection therewith.

(e)    If Tenant requires utilities or services in quantities greater than or at times other than that generally furnished by Landlord as Basic Services as set forth above and Landlord is able to provide the same, Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord’s charge for such use. In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s commercially reasonable judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building and such installation is feasible, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Land, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand. Notwithstanding the foregoing, Landlord shall have the right to contract with any utility provider it deems appropriate to provide utilities to the Building.

(f)    Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein for any reason, including, without limitation, when caused by accident, breakage, water leakage, flooding, repairs, Alterations or other improvements to the Building or the Land, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control. Notwithstanding the foregoing, Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers and to adjust services or utilities so as to cooperate or comply with such efforts. No such failure, stoppage, adjustment or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant.

(g)    Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for Basic Services and Extra Services.

(h)    Notwithstanding the foregoing, if Tenant is unable despite its good faith commercially diligent efforts to use the Premises for the ordinary conduct of Tenant’s business due solely to (a) an interruption of an Essential Service (as hereinafter defined) which Landlord is required to provide hereunder, or (b) Landlord’s breach of an obligation under this Lease to perform repairs or replacements which results in Landlord’s failure to provide an Essential Service, in each case other than as a result of casualty or condemnation and/or Force Majeure, and such condition continues for a period of longer than five (5) consecutive Business Days after Tenant furnishes a notice to Landlord (the “Abatement Notice”) identifying the condition and

Essential Service which has been interrupted and stating that Tenant’s inability to use the Premises is solely due to such condition, provided that (i) Tenant does not actually use or occupy the Premises during such five (5) consecutive Business Day period, and (ii) such condition has not resulted from the negligence or misconduct of Tenant or any employee or agent of Tenant, then Base Rent shall be abated on a per diem basis for the period (the “Abatement Period”) commencing on the sixth (6th) Business Day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies the Premises, or (y) the date on which such condition is substantially remedied. “Essential Service” shall mean the following services, but only to the extent that Landlord is required to provide such services to Tenant pursuant to the terms of this Lease and if not provided the absence of such service shall materially and adversely affect the use of the Premises for the ordinary conduct of Tenant’s business: HVAC service, electrical service, plumbing service, life safety services, and passenger elevator service serving the Premises. The foregoing rent abatement shall be the sole and exclusive remedy of Tenant on account of such interruption or lack of service and Landlord shall have no further liabilities or obligations to Tenant on account thereof.

8.	INDEMNIFICATION; INSURANCE

(a)    Except only to the extent otherwise provided in M.G.L. Chapter 186, Section 15, or as otherwise specifically provided in this Lease, Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building or the Land from any cause. Without limiting the foregoing, except only to the extent otherwise provided in M.G.L. Chapter 186, Section 15, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except as specifically provided in Paragraph 7, Paragraph 9 and Paragraph 10 of this Lease) for (i) any damage to Tenant’s property, (ii) loss of or damage to any property by theft or any other wrongful or illegal act by third parties, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or from any other cause whatsoever, (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building or (v) any latent or other defect in the Building. Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

(b)    Excepting only to the extent otherwise provided in M.G.L. Chapter 186, Section 15, Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation, of any nature, kind or description of any Third Party (as defined in this Paragraph 8(b)), directly or indirectly arising out of, caused by, or resulting (in whole or part) the following (collectively, “Liabilities”): (1) from Tenant’s construction of, or use, occupancy or enjoyment of, the Premises, (2) from any activity, work or other things done, permitted or suffered by Tenant and its agents, contractors, and employees in or about the Premises, (3) from any breach or default in the performance of any of Tenant’s obligations under this Lease (but nothing herein shall limit Landlord’s rights with respect to any such breach or default provided elsewhere in this Lease), (4) from any negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees (but nothing herein shall limit Landlord’s rights with respect to any such negligence or willful misconduct provided elsewhere in this Lease), or (5) from any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises. For purposes of this Paragraph 8(b), “Third Party” shall mean a person or entity who is not a Landlord Indemnitee. This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

(c)    Landlord shall indemnify, defend and hold harmless Tenant and its partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, shareholders, employees, servants, partners, representatives, and agents (collectively, “Tenant Indemnitees”) from and against all Liabilities resulting from any claims (i) arising from any negligence of Landlord and its employees or agents, and (ii) arising from any accident, injury or damage to any person or the property of any person in or about the Common Areas (specifically excluding the Premises) to the extent attributable to the negligence or willful misconduct of Landlord or its employees or agents. In no event shall the foregoing indemnification limit or detract from any of the liabilities or obligations of Tenant which are expressly and specifically set forth in this Lease.

(d)    Each party shall promptly advise the other party in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, promptly after the indemnifying party becomes aware of such action, proceeding or investigation, and the indemnifying party, at such party’s expense, shall assume on behalf of each and every indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that any Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by the indemnifying party to comply with this Paragraph 8, the indemnified party, at its option, and without relieving the indemnifying party of its obligations hereunder, may so perform, but all reasonable costs and expenses so incurred by the indemnified party in that event shall be reimbursed by the indemnifying party to the indemnified party, together with interest on the same from the date any such expense was paid by the indemnified party until reimbursed by the indemnifying party, at the Default Rate. The indemnification provided in Paragraph 8(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts.

(e)    Insurance.

(i)    Tenant at all times during the Lease Term shall, at its own expense, comply with all of the tenant insurance requirements set forth on the schedule attached hereto as Exhibit F, as the same may be updated by Landlord from time to time. Without limitation, Tenant shall, at its own expense, at all times during the Lease Term, keep in full force and effect (A) commercial general liability insurance in or not materially different than the standard current ISO form affording coverage against bodily injury and property damage with a primary limit of at least                per occurrence, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease, and Excess coverage afforded pursuant to an Umbrella form with a per occurrence limit of at least                    , (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of                Per occurrence, and (C) property coverage covering all of Tenant’s personal property, trade fixtures and Alterations in the Premises written on a Special or other substantially similar ISO form insuring against all risks of direct physical loss or damage to covered property subject only to standard exclusions and limitation, and not excluding coverage for loss resultant from sprinkler leakage, vandalism, malicious mischief, wind and/or hurricane, and flood, providing for full replacement cost without deduction for depreciation. Landlord and its designated property management firm, Landlord’s mortgagees and all other persons designated by Landlord shall be named an additional insured on each of said policies (excluding the worker’s compensation policy and the property policy) and said policies shall be issued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Effective Date and subsequently in effect as of the date of renewal of the required policies). Each property insurance policy shall also include an endorsement providing that Landlord shall receive thirty (30) days prior written notice of any cancellation of, nonrenewal of, material reduction of coverage or material change in coverage on said policies. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation Laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord not later than the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein.

(ii)    It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to

Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in comparable buildings in Boston, Massachusetts.

(iii)    Tenant’s occupancy of the Premises without having delivered the required certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, Landlord’s acceptance of such certificate such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance or the proper certificate evidencing the required coverage.

(iv)    Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option, earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate, on the insurable portions of the Building, subject to reasonable deductibles, (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for a comparable office building in Boston, Massachusetts, and (iii) commercial general liability insurance. The premiums for any such insurance shall be a part of Operating Expenses.

(f)    Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its obligations under this Lease or by Landlord with respect to its obligations under this Lease (or which would have been paid had the insurance required to be maintained by such party under this Lease been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Land, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease.

(g)    Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any claims or rights of recovery against or from Landlord for, any loss for or from business interruption, or for any consequential damages, lost profits or the like suffered by Tenant in connection with Tenant’s use or occupancy of the Premises and/or this Lease.

(h)    Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Land or Landlord’s use thereof.

(i)    Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s unauthorized use or occupancy of the Premises.

(j)    Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

9.    FIRE OR CASUALTY

(a)    Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Building or the Land) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction (excluding Tenant’s Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore) and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any Alterations or leasehold improvements made by Tenant or personal property of Tenant in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any material damage or destruction occurring during the last twelve (12) months of the term of this Lease. In the event that Landlord makes a decision not to rebuild, repair or restore the Premises pursuant to the provisions of clause (ii) of this Paragraph 9(a), the Landlord shall notify Tenant of such decision within sixty (60) days after such damage or destruction, and if the damage or destruction was such that Tenant ceased occupying the Premises as of the date of such damage or destruction or ceases occupying the Premises within thirty (30) days after Landlord’s notice, Tenant may, by notice to the Landlord within such thirty (30) day period following Landlord’s notice, terminate this Lease as of the date of such damage or destruction and Tenant’s obligation to pay Rent shall terminate as of the date Tenant in fact ceased or ceases to occupy the Premises.

(b)    Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises or the Building: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building by uninsured casualty, the cost of Restoration of the Building, in the reasonable opinion of Landlord, exceeds                     ; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds twenty percent (20%) of the replacement cost of the Premises. Notice of any such termination shall be given to Tenant within one hundred twenty (120) days of the date of such damage or destruction and shall be effective thirty (30) days following the date of such notice.

(c)    Tenant may elect to terminate this Lease by notice to Landlord as hereinafter set forth (time being of the essence) where substantial completion of Restoration of the Premises or of the access thereto would, in Landlord’s reasonable judgment, take longer than twelve (12) months from the date of such damage or destruction or if Landlord, having determined that Restoration would occur in such period, is unable to effect substantial completion of Restoration within such period. Landlord shall, within thirty (30) days of any damage or destruction that would give Tenant the right to terminate this Lease if the Restoration is not substantially completed within the said twelve (12) month period, notify Tenant of Landlord’s reasonable estimate of the time necessary to effect substantial completion of Restoration. If the period for substantial completion of Restoration is longer than such twelve (12) month period, Tenant may within thirty (30) days after receipt of Landlord’s notice, terminate this Lease by notice to the Landlord, such termination to take effect on the date of such notice. If Tenant does not so terminate the Lease even though the period for substantial completion of Restoration is longer than twelve (12) months, this Lease shall continue in full force or effect (unless terminated by Landlord pursuant to any right it has to terminate), but if Restoration of the Premises or access thereto is not substantially completed by the end of such twelve (12) month period, Tenant shall have the right within thirty (30) days following the end of such twelve (12) month period to terminate this Lease by notice to the Landlord as of the date of such notice.

(d)    If this Lease is not terminated by either Landlord or Tenant and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, and in any event during the period the Premises remain subject to this Lease and are untenantable, the Rent shall abate reasonably from the date of such casualty through the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant’s business in the Premises). This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.

10.    EMINENT DOMAIN

In the event the whole of the Premises, the Building or the Land shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Land or the Building shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises, the Building or the Land is so taken and this Lease is not terminated, Landlord shall, to the extent of proceeds paid to Landlord as a result of the Taking, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Building and/or the Land) the Premises (other than Tenant’s personal property and Alterations and fixtures, installed by or on behalf of Tenant) to a complete, functioning unit. In such case, the Rent shall be reduced proportionately from and after the date of such Taking based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking (i.e. of less than twelve (12) months duration), then this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority provided that such claim does not reduce award to Landlord.

11.    ASSIGNMENT AND SUBLETTING

(a)    Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such attempted assignment, subletting, license, mortgage, other encumbrance or other use or occupancy without the prior written consent of Landlord shall, at Landlord’s option, be null and void and of no effect. Any mortgage, pledge, transfer, assignment, or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment”. In addition, as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.

(b)    No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or deemed to be consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this

Lease (excepting only an assignment of this Lease pursuant to Paragraph 11(h)) or to sublet the Premises or any portion thereof, Tenant shall give notice (“Tenant’s Recapture Notice”) thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the commencement date and expiration date of such sublease and the rent per rentable square foot Tenant will ask for such portion of the Premises. Such Tenant’s Recapture Notice shall be deemed an irrevocable offer from Tenant to Landlord, at Landlord’s option, (1) if the proposed transaction is a sublease for a sublease term which would expire after the date which is twelve (12) months prior to the Expiration Date, to terminate this Lease with respect to such space as Tenant proposes to sublease (if less than the entire Premises, the “Partial Space”), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a sublease of all or greater than seventy-five percent (75%) of the rentable area of the Premises, for a sublease term which would expire after the date which is twelve (12) months prior to the Expiration Date, to terminate this Lease with respect to the entire Premises. Such recapture option may be exercised by notice from Landlord to Tenant within twenty (20) Business Days after delivery of Tenant’s Recapture Notice.

(c)    If Landlord exercises its option to terminate all or a portion of this Lease, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, provided that such date is in no event earlier than ninety (90) days after the date of the Tenant’s Recapture Notice unless Landlord agrees to such earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant. Tenant shall pay all costs to make the Partial Space a self-contained rental unit and install any required Building corridors.

(d)    If Landlord does not exercise Landlord’s option to terminate all or a portion of this Lease pursuant to the foregoing Paragraph 11 (b), then Tenant may proceed to offer the Premises for rent, to list the Premises (or said part thereof) with a broker, and to show the Premises (or said part thereof) to prospective assignees or subtenants; provided, however, prior to entering into any assignment or sublease of all or any portion of the Premises Tenant shall give a second notice (a “Tenant’s Consent Request Notice”) to Landlord, which Tenant’s Consent Request Notice shall be accompanied by (x) with respect to a proposed assignment of this Lease, the proposed form of assignment agreement and the date Tenant desires the assignment to be effective, (y) with respect to a proposed sublease, the proposed form of sublease agreement, the date Tenant desires the sublease to be effective, and a description of the portion of the Premises to be sublet, and (z) such information regarding the financial condition and responsibility of the proposed assignee or subtenant as Landlord may reasonably require. Said Tenant’s Consent Request Notice shall be a request from Tenant to Landlord to consent to the proposed assignment or sublease. Such consent shall be granted or denied by notice from Landlord to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s Consent Request Notice.

(e)    Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i)    If an assignment of this Lease, the assignee is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee will have under this Lease;

(ii)    The intended use of the Premises by the assignee or sublessee is not for general office use;

(iii)    The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian traffic to the Premises or the Building;

(iv)    Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Land with regard to the identity of tenants, usage in the Building, or similar matters;

(v)    The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months regarding occupancy in the Building, or is a current tenant or subtenant within the Building;

(vi)    The identity or business reputation of the assignee or sublessee will, in the commercially reasonable and good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building;

(vii)    The proposed sublease would result in more than two subleases of portions of the Premises being in effect at any one time during the Lease Term; or

(viii) In the case of a sublease, the sublessee will not acknowledge that the Lease controls over any inconsistent provision in the sublease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed assignee or sublessee claims that Landlord has unreasonably withheld its consent to a proposed assignment or sublease or otherwise has breached its obligations under this Paragraph 11, their sole remedy shall be to seek a declaratory judgment and/or injunctive relief without any monetary damages, and, with respect thereto, Tenant, on behalf of itself and, to the extent permitted by law, such proposed assignee/sublessee, hereby waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

Any sublease and any assignment agreement shall be in a form and contain conditions reasonably acceptable to Landlord and shall be expressly subject to the terms and conditions of this Lease, except as the Landlord shall otherwise specifically agree in writing. Without limiting the generality of the foregoing, the terms and provisions of any assignment or subletting permitted hereunder shall specifically make applicable to the assignee or sublessee all of the provisions of this Paragraph 11 so that Landlord or its successor as aforesaid shall have against the assignee or sublessee all rights with respect to any further assignment and subletting which are set forth herein. Any assignment or sublet made without complying with this Paragraph 11 shall, at Landlord’s option, be null, void and of no effect, or shall constitute a default under this Lease. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease or an assignment of space other than an assignment of the entire Lease, Landlord shall have the right to: (i) treat such sublease or such assignment as cancelled and repossess the space subject to such sublease or assignment by any lawful means, or (ii) require that such subtenant or assignee to attorn to and recognize Landlord as its landlord under any such sublease or assignment. If Tenant shall be in default of its obligations under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any such sublessee or assignee to make all payments under or in connection with the sublease or assignment directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease).

(f)    If Landlord does not exercise Landlord’s termination option provided under Paragraph 11(b) and Tenant fails to deliver a proposed assignment or sublease (together with all of the documents and information required to be delivered to Landlord pursuant to Paragraph 11(e)) within two hundred seventy (270) days after the delivery of Tenant’s Recapture Notice, then Tenant shall again deliver a Tenant’s Recapture Notice and comply with all of the provisions of Paragraphs 11(b), (c) and 11(d) before assigning this Lease or subletting all or part of the Premises. In addition, if Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within ninety (90) days after the giving of such consent, or the amount of space subject to such sublease varies by more than ten percent (10%) from that specified in the Tenant’s Consent Request Notice, or the net effective rent payable under such sublease varies by more than ten percent (10%) from that set forth in Tenant’s Consent Request Notice, then such consent shall be considered to have been revoked and Tenant shall again submit a Tenant’s Recapture Notice and comply with the provisions of Paragraphs 11(b), (d) and (e) before assigning this Lease or subletting all or part of the Premises.

(g)    If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within sixty (60) days of Landlord’s consent to such assignment or sublease, deliver to Landlord a list of all tenant improvement costs and tenant improvement allowances paid or to be paid by Tenant in connection with such transaction (collectively, “Transaction Costs”), together with a list of all of Tenant’s personal property to be transferred to such Transferee. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

(i)    In the case of an assignment, on the effective date of the assignment, fifty percent (50%) of any consideration paid to Tenant by the Transferee for or in connection with such assignment (including sums paid for the sale or rental of Tenant’s personal property, less the then fair market or rental value thereof) after first deducting the Transaction Costs; or

(ii)    In the case of a sublease, fifty percent (50%) of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Base Rent and Additional Rent accruing during the term of the sublease in respect of the sublet space (together with any sums paid for the sale or rental of Tenant’s personal property, less the then fair market or rental value thereof) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

(h)    Notwithstanding the foregoing provisions, the prior consent of Landlord shall not be required, and Tenant shall not be obligated to deliver a Tenant’s Recapture Notice or Tenant’s Consent Request Notice, with respect to an assignment or sublease to a business entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred, so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has either a credit rating or a net worth computed in accordance with generally accepted accounting principles at least equal to the credit rating or net worth (as applicable) of Tenant immediately prior to such merger, consolidation or transfer, and (iii) proof satisfactory to Landlord of such credit rating or net worth (as applicable) is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction; provided, however, if pursuant to applicable Laws, Tenant is prohibited from providing proof of said credit rating or net worth (as applicable) to Landlord ten (10) days prior to the effective date of the transaction, then Tenant shall deliver such proof as soon thereafter as Tenant is lawfully permitted to do so.

Notwithstanding the foregoing, the prior consent of Landlord shall not be required, and Tenant shall not be obligated to deliver a Tenant’s Recapture Notice or Tenant’s Consent Request Notice with respect to a sublease to an entity which is a Related Entity (as hereinafter defined), so long as (i) such sublease was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, and (ii) the Tenant remains fully responsible and liable payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease.. For purposes of this Paragraph 11, (A) “Control,” “Controlled By” or “Common Control” shall mean the ownership, directly or indirectly, of 50% (or more than 50%) of the voting stock, partnership interests, membership interests, or beneficial ownership interest in such entity, and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, partnership, limited liability company, or entity, and (B) a “Related Entity” shall mean an entity which Controls, is Controlled by, or is under Common Control with, the original Tenant named herein.

(i)    If Tenant is a corporation, partnership or other entity that is not publicly traded on a recognized national stock exchange, any transaction or series of related or unrelated transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization, any withdrawal or admission of a partner or change in a partner’s interest, or any issuance, sale, gift, transfer or redemption of any capital stock of or ownership interest in such entity, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of such Tenant, shall be deemed to be an assignment of this Lease subject to the provisions of this Paragraph 11. The term “control” as used in this Paragraph 11 means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. Any transfer of control of a subtenant which is a corporation or other entity shall be deemed an assignment of any sublease. Notwithstanding anything to the contrary in this Paragraph 11, if the original Tenant under this Lease is a corporation, partnership or other entity, a change or series of changes in ownership of stock or other ownership interests which would result in direct or indirect change in ownership of less than fifty percent (50%) of the outstanding voting stock of or other voting ownership interests in such Tenant as of the date of the execution and delivery of this Lease shall not be considered a change of control.

(j)    Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease.

(k)    If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage or pledge of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder which is not cured after delivery of any required notice and the expiration of any applicable grace period, Landlord may collect the amounts due to the Tenant from the assignee, sublessee, mortgagee, pledgee, concessionee or licensee or other occupant and shall, except to the extent payable to the Landlord as set forth in the preceding Paragraph (g), apply the amount collected to the next Rent payable hereunder; and all such amounts collected by Tenant after such default shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of such amounts or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(l)    If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of                      plus any reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such assignment or sublease or request for consent; provided, however, with respect to each proposed sublease Tenant shall not be obligated to reimburse Landlord for more than                      on account of such attorneys and paralegal fees and costs, unless such sublease does not occur in the ordinary course of business (e.g. is in connection with a bankruptcy or reorganization of Tenant) or involves an amendment to this Lease or other additional documentation (other than a customary Landlord’s consent to sublease agreement), or if Landlord provides unusual or extraordinary services in connection therewith to any proposed assignment or sublease. Acceptance of the administrative fee and/or reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent.

(m)    Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

(n)    The joint and several liability of the Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease, (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.

12.    DEFAULT

(a)    Events of Default. The occurrence of any one or more of the following events shall constitute an “event of default” or “default” (herein so called) under this Lease by Tenant: (i) Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) days after Landlord notifies Tenant in writing of such nonpayment; provided, however, Landlord shall only be obligated to provide such notice to Tenant two (2) times within any calendar year and in the event Tenant fails to timely pay Rent or any other sums for a third time during any calendar year, then Tenant shall be in immediate default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease; (ii) the failure by Tenant to observe or perform any of the other covenants or provisions of this Lease to be observed or performed by Tenant, other than monetary failures as specified in Paragraph 12(a)(i) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is curable and is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord; (iii) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (iv) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (v) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days, (vi) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days; (vii) any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; (viii) Tenant or guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or (ix) the abandonment of the Premises by Tenant for a period in excess of five (5) business days.

Upon the occurrence of any one or more of such events of default, Landlord may, in addition to all other remedies available at law or in equity, at its sole option, (i) immediately, or at any time after such event of default, without notice, re-enter the Premises or any part thereof, in the name of the whole and repossess the same as of Landlord’s former estate, and dispossess Tenant and any other persons or entities from the Premises and remove any and all of their property and effects from the Premises, without being deemed guilty of any manner of trespass and without prejudice to any other rights or remedies, and/or (ii) give to Tenant three (3) days’ notice of cancellation of this Lease, in which event this Lease and the Lease Term shall terminate (whether or not the Term shall have commenced) with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Paragraph 12. Any notice of cancellation of the Lease Term may be given simultaneously with any written notice of default given to Tenant.

(b)    Possession/Reletting. If any event of default occurs and Landlord reenters the Premises or terminates this Lease as aforesaid:

(i)    Surrender of Possession. Tenant shall quit and surrender the Premises to Landlord.

(ii)    Disposition of Tenant’s Property. In the event of any such termination, entry or re-entry, Landlord shall have the rights to remove and store Tenant’s property remaining in the Premises after such termination, and that of persons claiming by, through or under Tenant at the sole risk and expense of Tenant and, if Landlord so elects, (x) to sell such property at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest extent permitted by Law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or re-entry.

(iii)    Landlord’s Reletting. Landlord may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its discretion, may determine. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting, and Tenant hereby waives, to the extent permitted by applicable law, any obligation Landlord may have to mitigate Tenant’s damages. Notwithstanding the foregoing, Landlord agrees to list the Premises with a broker in the event of a termination, entry or re-entry under this Paragraph 12, will use reasonable efforts to relet the Premises after Tenant vacates the Premises; however, the marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts,” provided that Landlord’s obligation to exercise reasonable efforts to relet the Premises as provided herein is independent of Tenant’s obligations under this Paragraph 12 and shall not be construed to entitle Tenant to set-off against any amounts payable by Tenant hereunder in the event of a breach or alleged breach by Landlord of such obligation. In no event shall Landlord be obligated to give priority to the re-letting of the Premises over any other premises in the Building or any other building owned by Landlord. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises unless and until Landlord obtains full and complete possession of the Premises, including the final and unappealable legal right to relet the Premises free of any claim of Tenant, (ii) lease the Premises to a tenant whose proposed use, in Landlord’s reasonable judgment, will be unacceptable, (iii) relet the Premises prior to leasing any other vacant space in the Building, suitable for the use of the prospective tenant, (iv) lease the Premises for a rental rate less than the current fair market rent then prevailing for similar space in the Building, or (v) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial wherewithal and resources to satisfy its financial obligations under the prospective lease. Landlord shall be entitled to take into account in connection with any such reletting of the Premises all relevant factors which would be taken into account by a prudent landlord in securing a replacement tenant for the Premises including the first class quality of the Building, matters of tenant mix, and the financial responsibility of any such replacement tenant. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting. No action or inaction by Landlord in connection with such reletting shall relieve Tenant of any liability under this Lease or otherwise affecting any such liability.

(iv)    Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may, at any time, be entitled lawfully and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(v)    Summary Process. Upon any event of default of Tenant, or the expiration or termination of this Lease, Landlord shall have the right of summary process under M.G.L.A. Chapter 239, and/or other applicable statutes, and such other rights to recover possession as permitted by applicable Laws.

(c)    Tenant’s Waiver. To the maximum extent permitted by law, Tenant, on its own behalf and on behalf of all persons or entities claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons or entities might otherwise have under any Law (including M.G.L. Chapter 186, Section II); (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the Term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

(d)    Tenant’s Breach. Upon the breach and during the continuation of any breach by Tenant, or any persons or entities claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed at law or in equity as if re-entry, summary process proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

(e)    Landlord’s Damages. If this Lease and the Lease Term, or Tenant’s right to possession of the Premises shall terminate, or Landlord shall re-enter the Premises, as provided in this Paragraph 12, then, in any of such events:

(i)    Tenant shall pay to Landlord all items of Rent payable under this Lease by Tenant to Landlord prior to the date of termination or repossession;

(ii)    Landlord may retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a security deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;

(iii)    Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Base Rent, any “Deficiency” (as hereinafter defined); it being understood that Landlord shall be entitled to recover the Deficiency installment from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency installment for any month, shall prejudice Landlord’s right to collect the Deficiency installment for any subsequent month by a similar proceeding; and

(iv)    whether or not Landlord shall have collected any monthly Deficiency installment, Tenant shall pay to Landlord, on demand (the date of such payment is the “Payment Date”), at the election of Landlord, in lieu of any further Deficiency installments and as liquidated and agreed final damages, the Present Value (as hereinafter defined) plus any Deficiency installments theretofore to have been paid, but which were not paid. Present Value is intended to reflect a discounted value of the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Lease Term at the date of termination or repossession (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by four percent (4%) (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises for the same period. To find the Present Value, the difference described in the preceding sentence shall be calculated for each month of the period in question and such difference shall be discounted to the amount which, if invested on the Payment Date at 6% per annum, would yield on the date such monthly payment of Rent would have otherwise been due, the amount of such difference; and the sum of all such differences so discounted shall be the “Present Value”. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Lease Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

“Deficiency” shall mean the difference between (a) the Base Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Lease Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, attorneys’ fees and disbursements, and alteration costs). Deficiency installments shall be calculated on the net rent collectable from third parties with respect to the Premises by reason of reletting with respect to the period for which the Deficiency installment is being paid.

(f)    Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Paragraph 12. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Base Rent reserved in this Lease.

(g)    Interest. If any payment of Rent is not paid by the date on which it is due, interest shall accrue on such payment, from the date such payment became due until paid at the Default Rate. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a mortgage covering the Building or the Land (or any part thereof). Therefore, in addition to interest, if any amount is not paid when due, a late charge equal to five percent (5%) of such amount shall be assessed, provided, however, that on two (2) occasions during any twelve (12) month period during the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of five (5) days thereafter in which to make such payment before any late charge is assessed. Such interest and late charges shall constitute Additional Rent payable by Tenant, and are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease or otherwise available at law or in equity. The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in the State, as its “prime rate” or “reference rate”, plus five percent (5%), or (B) the maximum rate of interest permitted by Law.

(h)    Other Rights of Landlord. If Tenant fails to pay any Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Base Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant.

(i)    Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at

Tenant’s sole cost and expense and without any abatement or offset of Rent. If Tenant shall fail to pay any sum of money (other than Base Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for thirty (30) days after notice thereof, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

(j)    Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 12 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

(k)    Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for Rent.

(l)    Costs Upon Default and Litigation. Tenant shall pay to Landlord as Additional Rent all the expenses incurred by Landlord in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord, Tenant, at its expense, shall provide Landlord with counsel approved by Landlord and shall pay all costs incurred or paid by Landlord in connection with such litigation.

13.    ACCESS; CONSTRUCTION

Landlord reserves from the leasehold estate hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises. Landlord also reserves the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises, or materially reduce the size or utility of the Premises. In addition, Landlord shall have free access upon reasonable notice, to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations. Landlord shall at reasonable times, during normal business hours and after reasonable written or oral notice, have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to during the final twelve (12) months of the Term of this Lease (as the same may be extended) prospective purchasers, prospective lenders or prospective tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building or the Land, or to maintain or repair the Building or the Common Areas in connection with construction or excavation work adjacent to or near the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. In connection with any such access to the Premises, Landlord will exercise commercially reasonable efforts to minimize disruption to the usual and customary business operations of Tenant in the Premises. For such purposes, Landlord may also erect scaffolding and other necessary structures outside the Premises where reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical, any interruption of or interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Building, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Building or the Land except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14.    BANKRUPTCY

(a)    If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable Law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable Law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b)    If, after the Commencement Date, or if at any time during the Term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

15.    LANDLORD DEFAULTS

Landlord shall in no event be in breach or default in the performance of any of Landlord’s obligations under this Lease or any warranties or promises hereunder unless Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such breach or default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Without limitation, in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any breach or default by Landlord or breach by Landlord of its obligations or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same as set forth above. In addition, the Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from Rent thereafter due and payable under this Lease, but shall look solely to the interests of the Landlord in the Building for satisfaction of any such claim.

16.    SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a)    Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all mortgages, deeds of trust, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or encumber the Land, the Building or the Premises. Landlord hereby represents that, as of the Effective Date, there are no mortgages encumbering the Land or the Building. As a condition to Tenant’s agreement hereunder to subordinate Tenant’s interest in this Lease to the lien of any future Security Documents, Landlord shall obtain an SNDA in the standard form customarily employed by such mortgagee or lessor, pursuant to which such mortgagee or lessor shall agree that if and so long as no event of default hereunder shall have occurred and be continuing, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which such mortgagee may take to foreclose any such mortgage or which lessor shall take to terminate such lease, as applicable, and that any successor landlord shall recognize this Lease as being in full force and effect as if it were a direct lease between such successor landlord and Tenant upon all of the terms, covenants, conditions and options granted to Tenant under this Lease, except as otherwise provided in this Paragraph 16. In addition, the holder of any such Security Documents (e.g. mortgagee, trustee, master lessor or the like), may effect, by providing notice thereof to Tenant to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Land or the Building by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest.

(b)    If as a result of a proceeding brought for default under any ground or master lease to which this Lease is subject, the interest of the Landlord is transferred or in the event of such transfer by reason of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such transferee, Tenant shall attorn to and recognize such transferee as Landlord under this Lease, provided such transferee expressly agrees in writing to be bound to all future obligations by the terms of this Lease, provided, however, it shall be a condition of the obligation of the transferee to be so bound that, if so requested by the transferee, Tenant shall enter into a new lease with that transferee or any successor to such transferee on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining). Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.

(c)    Tenant shall, upon not less than fifteen (15) days prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Base Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the actual knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit C is hereby approved by Tenant for use pursuant to this Paragraph 16(c); however, at Landlord’s option, Landlord shall have the right to use other customary forms for such purpose. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease. Any statement delivered by Tenant pursuant to this Paragraph 16(c) may be relied upon by any prospective purchaser of the fee or of the Building or any mortgagee, ground lessor or other like encumbrances thereof or any assignee of any such encumbrance upon the Building or the Land.

17.    SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a)    In the event of a sale or conveyance by Landlord of the Building or the Land, Landlord shall be released from any and all liability thereafter accruing or arising under this Lease. If the Security Deposit has been deposited by Tenant to Landlord prior to such sale or conveyance or if Tenant has provided a letter of credit as security for its obligations hereunder, Landlord shall transfer the Security Deposit and/or the letter of credit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b)    All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Building and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(c)    Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Land and Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons or entities having any interest in Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.

(d)    Notwithstanding anything contained in this Lease to the contrary, the obligations of Tenant under this Lease (including any actual or alleged breach or default by Tenant) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Tenant or Tenant’s members or partners, and Landlord shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Tenant or against Tenant’s members or partners or against any other persons or entities having any interest in Tenant, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Under no circumstances whatsoever, except as set forth in Paragraph 19(f) hereof, shall Tenant ever be liable to Landlord for punitive, consequential or special damages under this Lease.

(e)    As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice to each beneficiary under a Security Document encumbering the Land or the Building of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in Paragraph 15, then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).

18.    PARKING; COMMON AREAS

(a)    During the Term, upon the request of Tenant, Tenant shall be entitled to contract for up to, but not in excess of, the number of parking spaces set forth in the Basic Lease Provisions. Said parking spaces shall be located in the parking garage located beneath the Building which are designated for tenants and invitees of the Building (the “Parking Area”). The monthly rent per parking space from time to time shall be equal to the prevailing rate charged from time to time by Landlord or the parking operator, as the case may be. Landlord’s failure or inability to provide any such parking spaces, whether because of casualty, eminent domain or for any other reason beyond Landlord’s control, shall not constitute a breach of any of Landlord’s obligations under this Lease and shall in no event entitle Tenant to terminate this Lease or to any compensation, damages or other claim against Landlord.

(b)    The Parking Area is operated on a self-parking basis and no specific parking spaces will be reserved for use exclusively by Tenant. Landlord further contemplates that each user of the Parking Area will have the right to park in any available stall or space in accordance with regulations of uniform applicability promulgated for all users of the Parking Area by Landlord or the parking operator. Notwithstanding the foregoing, Landlord reserves the right at any time and from time to time to reserve one or more parking spaces for use by a single tenant of the Building or to change the operation of the Parking Area from a self-parking system to a valet parking system and vice versa; provided, however, the foregoing shall not result in a decrease in the number of parking spaces furnished to Tenant.

(c)    Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Area and shall at all times abide by all rules and regulations promulgated by Landlord or the parking operator governing the use thereof, including the requirement that an identification or parking sticker shall be displayed at all times in all cars parked in the Parking Area. Any car not displaying such a sticker, if so required, may be towed away or booted at the car owner’s expense.

(d)    Subject to the provisions of this Lease, the Parking Area will be accessible by card access on a twenty-four (24) hour per day, seven (7) day per week basis, other than as a result of Force Majeure Event, or casualties, or when Landlord closes the Parking Area during periods of unusually inclement weather, or for maintenance and repairs, which Landlord reserves the right to do. Notwithstanding the foregoing, in the event that all or any portion of the Parking

Area is (a) totally or partially damaged or destroyed rendering the Parking Area totally or partially inaccessible or unusable; or (b) taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose, this Lease shall continue in force but Landlord shall be relieved of its obligations to provide parking to Tenant under this Paragraph 18.

(e)    Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the Parking Area or to any personal property located therein, or for any injury sustained by any person in or about the Parking Area.

(f)    Subject to the other provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, fire vestibules, restrooms (excluding restrooms on any full floors leased by a tenant), mechanical areas, ground floor corridors, elevators and elevator foyers, electrical and janitorial closets, telephone and equipment rooms, loading and unloading areas, the plaza areas surrounding the Building and located on the Land, the roof of the Building, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and located on the Land as are designated from time to time by Landlord for the general nonexclusive use or enjoyment of Landlord, Tenant and the other tenants of the Building and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the rules and regulations adopted by Landlord from time to time and the provisions of any covenants, conditions and restrictions affecting the Building or the Land. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Land. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, adding floors and making changes in the location, size, shape and number of entrances, loading areas, landscaped areas and walkways, changes and reductions in corridors and lobbies and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed; provided, however, that (i) there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom, and (ii) Landlord shall use commercially reasonable efforts to minimize any interruption with Tenant’s use of the Premises. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances of record affecting such property, all zoning regulations, rules, ordinances, building restrictions and other Laws now in effect or hereafter adopted by any governmental authority having jurisdiction over the Land or Building or any part thereof.

(g)    Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Building” for purposes of allocating and calculating Operating Expenses and Real Estate Taxes so as to include or exclude areas as Landlord shall from time to time reasonably determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Expenses) to be on a common or shared basis to both the Building (i.e., the area with respect to which Operating Expenses are determined) and adjacent areas not included within the Land and Building, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Building is determined on an arms-length basis or some other basis reasonably determined by Landlord, in the commercially reasonable good faith judgment of Landlord. The Rentable Area of the Building and the Premises is subject to adjustment by Landlord from time to time to reflect any remeasurement thereof by Landlord’s architect or space planner, at Landlord’s request, and/or as a result of any additions or deletions to the Building as designated by Landlord, provided, however, no such remeasurement shall result in any increase or decrease in Base Rent or Additional Rent which would have been payable in the absence of such remeasurement. Landlord shall have the sole right to determine which portions of the Building and other areas, if any, shall be served by common management, operation, maintenance and repair. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building and Land.

19.    MISCELLANEOUS

(a)    Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

(b)    Waiver. No waiver by either Landlord or Tenant of any provision of this Lease or of any breach by either Landlord or Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Landlord or Tenant. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c)    Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery, or by a nationally recognized overnight delivery service (such as Federal Express or UPS) providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Paragraph 19(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the respective addresses specified in Item 13 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant or Tenant to Landlord. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph 19(c); provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof. For the purpose of this Lease, Landlord’s counsel may provide Notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord.

(d)    Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Building, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES OR THE BUILDING, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE LAND, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Building or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters. Without limiting the generality of the foregoing, Landlord shall have the right to limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

(e)    Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space.

(f)    Holding Over. If Tenant retains possession of the Premises after the termination or expiration of the Lease Term, then Tenant shall, at Landlord’s election become a tenant at sufferance (and not a tenant at will), such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that in addition to any other rights or remedies Landlord may have hereunder or at law, for each day during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, Tenant shall pay to Landlord a holdover charge, computed on a monthly basis for each month or part thereof during such holding over, as follows: (a) for the first thirty (30) days of said holdover period, an amount equal to one hundred fifty percent (150%) of the Base Rent in effect on the termination or expiration date; and (b) if such holdover continues for more than thirty (30) days after the Expiration Date or sooner termination of this Lease, an amount equal to 200% of the Base Rent and Additional Rent payable under this Lease for the last full calendar month of the Term. In addition, if such holdover continues for more than thirty (30) days after the Expiration Date or sooner termination of this Lease, Tenant shall indemnify and hold harmless Landlord for all claims, liabilities, obligations and damages incurred by Landlord arising out of or resulting from such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 19(f) shall not be construed as consent for Tenant to retain possession of the Premises.

(g)    Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i)    ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii)    ACCEPTS THE PREMISES AND BUILDING AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii)    WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

(iv)    WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h)    Quiet Enjoyment. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease. Notwithstanding the foregoing, Landlord shall have the right to take any action necessary or desirable to comply with the provisions of any mortgage encumbering the Property and to grant to any person or entity the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use made of the Premises by the Tenant. The foregoing provisions are in lieu of any other covenant of quiet enjoyment, express or implied.

(i)    Matters of Record. Except as otherwise provided in this Lease, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Land and Building recorded in the Real Property Records of the County in which the Building is located, prior to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Land, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.

(j)    Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord.

(k)    Brokers. Landlord represents and warrants to Tenant, and Tenant represents and warrants to Landlord that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only Landlord’s Broker and Tenant’s Broker and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord shall be responsible for all brokerage commissions or similar payments due to Landlord’s Broker and Tenant’s Broker. Tenant hereby agrees to indemnify, defend and hold Landlord harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons acting on behalf of Tenant, excepting only Tenant’s Broker and Landlord’s Broker, and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs. Landlord hereby agrees to indemnify, defend and hold Tenant harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons acting on behalf of Landlord, and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs.

(l)    Building Name and Signage. Landlord shall have the right at any time to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom. Landlord will install Building-standard directional signage identifying Tenant in the elevator lobbies of the floor of the Building on which the Premises are located.

(m)    Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n)    Time. Time is of the essence of this Lease and of all of the terms, conditions and provisions of this Lease.

(o)    Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Paragraphs 5, 7, 13 and 18, the term Landlord shall include Landlord, its employees, contractors and agents. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p)    Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the Laws of the Commonwealth of Massachusetts. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(q)    Authority. If Tenant is a corporation or limited liability company, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to do business in the State, that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing this Lease on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Landlord hereby covenants and warrants that Landlord is a duly authorized and existing corporation, that Landlord has and is qualified to do business in the State, that the Landlord has full right and authority to enter into this Lease, and that each person signing this Lease on behalf of Landlord is authorized to do so. Tenant shall provide Landlord within ten (10) days after delivery of written request therefor, with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

(r)    Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(s)    Rules and Regulations. Tenant agrees to comply with all rules and regulations of adopted by Landlord from time-to-time (including, without limitation, the rules and regulations as set forth on Exhibit B attached hereto), as the same may be amended or supplemented by Landlord from time to time upon reasonable prior written notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations. Such rules and regulations shall be enforced in a non-discriminatory manner, except where differing circumstances apply.

(t)    Joint Product. This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys experienced in lease transactions of office space in the Commonwealth of Massachusetts. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party. Furthermore, each of the provisions was negotiated in view of the entire transaction including the type and location of the property, the rental, the term and the respective rights, obligations and remedies of the Landlord and Tenant. As a result, the rights, obligations and remedies agreed to herein are, as negotiated, a part of the transaction as a whole. Neither party intends that the absence of a termination remedy being specified herein for a particular action or lack of action by the other party implies that the parties intended any such remedy to be inferred. Without limiting the generality of the foregoing, in no event shall Tenant have the right to terminate or cancel this lease as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord or as expressly provided in this Lease.

(u)    Financial Statements. Upon Landlord’s written request, which request may not be submitted more frequently than once in each calendar year, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition.

(v)    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure; provided, however (i) in no event shall financial inability be deemed to be or be a cause of Force Majeure, and (ii) in no event shall any Force Majeure in any way affect, reduce or abate the obligation of Tenant timely to pay all Rent and other charges payable by Tenant pursuant to the terms of this Lease.

(w)    Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(x)    Waiver of Right to Jury Trial. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.

(y)    Office and Communications Services. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

(z)    OFAC Compliance.

(i)    Certification. Tenant certifies, represents, warrants and covenants that:

(A)    It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(B)    It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(ii)    Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all Liabilities arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

(aa)    No Easement For Light, Air And View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

(bb)    Nondisclosure of Lease Terms. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or subtenant of the Premises, or to an entity or person to whom disclosure is required by applicable Law or in connection with any action brought to enforce this Lease.

(cc)    ERISA. Tenant is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, which is subject to Section 4975 of the Internal Revenue Code of 1986; and (b) the assets of Tenant do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986; and (c) Tenant is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Tenant do not constitute plan assets of one or more such plans; or (d) transactions by or with Tenant are not in violation of state statutes applicable to Tenant regulating investments of and fiduciary obligations with respect to governmental plans.

(dd)    Separate Account. Notwithstanding anything contained in this Lease or in any other document executed in connection with the transaction contemplated hereby to the contrary and without limitation of Paragraph 17(c) hereof, any liability of Landlord shall be satisfied solely from the assets and properties of the Teachers Insurance and Annuity Association of America’s Real Estate Account established as a separate investment account of TIAA under New York law on February 22, 1995, and under the regulation of the State of New York Insurance Department (the “Separate Account”) (including all assets and properties allocated to or held for the account of the Separate Account), and in no event shall any recourse be had to any assets or properties held by TIAA in its general investment account or in any other of its existing or future separate accounts other than the Separate Account. The provisions of this Paragraph 19(dd) will survive the expiration or earlier termination of this Lease.

(ee)    Notice of Lease. This Lease shall not be recorded; provided, however, at request of either party, Landlord and Tenant shall execute, acknowledge and deliver a notice of lease in recordable form and complying with applicable Massachusetts laws, and reasonably satisfactory to both Landlord and Tenant. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. Within ten (10) days after the expiration or earlier termination of the Term, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the notice of lease of record.

20.    LETTER OF CREDIT

(a)    Concurrent with the execution of this Lease, Tenant has delivered to Landlord a Letter of Credit (the “Letter of Credit”) in the amount of the Letter of Credit Amount specified in the Basic Lease Provisions, as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. Tenant covenants and agrees to maintain the Letter of Credit in the Letter of Credit Amount throughout the Term of this Lease. The Letter of Credit shall be in the form of a clean, irrevocable, non-documentary and unconditional letter of credit, substantially in the form attached hereto as Exhibit E, issued by and drawable upon a commercial bank (the “Issuing Bank”), which is satisfactory to Landlord and which satisfies both the Minimum Rating Agency Threshold (as hereinafter defined) and the Minimum Capital Threshold (as hereinafter defined). Landlord has approved Silicon Valley Bank as a satisfactory Issuing Bank. The “Minimum Rating Agency Threshold” shall mean that the Issuing Bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the Issuing Bank has combined capital, surplus and undivided profits of not less than                     . The Letter of Credit shall (a) name Landlord as beneficiary, (b) have a term of not less than one year, (c) permit multiple drawings, (d) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (e) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the Term. The Letter of Credit (as extended) shall not expire prior to the date which is sixty (60) days after the Expiration Date (as extended). If the Issuing Bank does not renew the Letter of Credit upon the expiration thereof, then the Issuing Bank shall send notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested not less than sixty (60) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in

Boston, Massachusetts or another location reasonably satisfactory to Landlord. The Letter of Credit shall be governed by, and subject in all respects to, the “International Standby Practices ISP 98 (1998 Revision), International Chamber of Commerce Publication No. 590.”

(b)    If (a) an Event of Default by Tenant occurs under this Lease, or (b) Landlord receives a Non-Renewal Notice, or (c) Tenant files a voluntary petition under any Federal or state bankruptcy or insolvency code, law or proceeding, then Landlord shall have the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, as the case may be, (x) to the extent required for the payment of any Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of such Event of Default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and/or (y) as a cash security deposit, unless and until, in the case of clause (c) above, Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Paragraph 20. If Landlord applies or retains any part of the proceeds of the Letter of Credit, or cash security, then Tenant, upon demand, shall amend the Letter of Credit or deliver an additional Letter of Credit which satisfies the requirements of this Paragraph 20 in the amount so applied or retained such that Landlord shall have a Letter of Credit (or Letters of Credit) in the Letter of Credit Amount on hand at all times during the Term. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Letter of Credit or cash security, as the case may be, shall be returned to Tenant promptly after the Expiration Date, the yield-up and surrender of possession of the Premises to Landlord in the manner required by this Lease, and the curing of any outstanding Events of Default under this Lease.

(c)    The Letter of Credit shall also provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) its interest in and to the Letter of Credit to the holder of any mortgage upon the Building or the successor landlord in connection with a transfer of the Building, from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, to the transferee and thereupon Landlord shall without any further agreement between the parties, be released by Tenant from all liability therefor. The provisions of this Paragraph 20 shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

(d)    Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the date which is sixty (60) days after the Expiration Date, or if Tenant otherwise fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Paragraph 20, Landlord shall have the right to present the Letter of Credit to the Issuing Bank in accordance with the terms of this Paragraph 20, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease.

(e)    The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, subject to applicable Laws, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

(f)    If, at any time or from time to time, Landlord determines in its commercially reasonable discretion that an Issuing Bank (i) no longer satisfies the Minimum Rating Agency Threshold, (ii) no longer satisfies the Minimum Capital Threshold, (iii) has been seized or closed by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, or another governmental or regulatory agency or authority, or (iv) is unwilling or unable to honor the Letter of Credit or to perform its obligations to honor a draw upon the Letter of Credit, then within five (5) days after demand, Tenant shall deliver to Landlord a replacement Letter of Credit, issued by a replacement Issuing Bank which satisfies the Minimum Rating Agency Threshold and the Minimum Capital Threshold and otherwise satisfies the requirement of this Paragraph 20.

21.    RENEWAL OPTION.

(a)    Subject to the terms and conditions of this Paragraph 21, Tenant shall have the right to renew the Term for all of the Premises for one (1) renewal term (the “Renewal Term) of five (5) years, by notice (a “Renewal Notice”) delivered to Landlord not more than eighteen (18) months and not less than twelve (12) months prior to the expiration of the Term, time being of the essence; provided, however, no Event of Default shall remain outstanding either on the date such Renewal Notice is given or on the Renewal Term Commencement Date (as hereinafter defined. Upon the giving of such Renewal Notice, the Term of this Lease shall be extended for the Renewal Term with the same force and effect as if such Renewal Term had originally been included in the Term. The Renewal Term shall commence on the day following the last day of the initial Term (the “Renewal Term Commencement Date”) and shall terminate on the day immediately preceding the fifth (5th) anniversary of the Renewal Term Commencement Date or such earlier date as this Lease may terminate pursuant to the terms and conditions of this Lease. Time is of the essence with respect to the giving of the Renewal Notice. The Renewal Term shall be upon all of the agreements, terms, covenants and conditions of this Lease, except that (w) the Base Rent shall be the Fair Market Value (as hereinafter defined), (x) after the exercise of the option with respect to the Renewal Term, Tenant shall have no further right to renew the Term, (y) the Base Year for Real Estate Taxes shall be the fiscal year commencing on the July 1st prior to the Renewal Term Commencement Date, and (d) the Base Year for Operating Expenses shall be the calendar year ending on the December 31st immediately preceding the Renewal Term Commencement Date. Upon the commencement of the Renewal Term, (A) the Renewal Term shall be added to and become part of the Term, (B) any reference in this Lease to the “Term”, the “term of this Lease” or any similar expression shall be deemed to include the Renewal Term, and (C) the expiration of the Renewal Term shall become the Expiration Date. Any termination, cancellation or surrender of the entire interest of Tenant under this Lease at any time during the Term shall terminate the foregoing right of renewal of Tenant hereunder.

(b)    The annual Base Rent payable during the Renewal Term shall be equal to the annual Fair Market Value (as hereinafter defined) of the Premises as of the Renewal Term Commencement Date (the “Calculation Date”). “Fair Market Value” shall mean the fair market annual rental value of the Premises as of the Calculation Date for a term equal to the Renewal Term, based on comparable space in the Building and in similar first-class office buildings in Boston, Massachusetts, including all of Landlord’s services provided for in this Lease, and with (a) the Premises considered as vacant, and in “as is” condition existing on the Renewal Term Commencement Date, and (b) the Base Years for Real Estate Taxes and Operating Expenses being adjusted as aforesaid. In determining Fair Market Value, all relevant factors, including the following factors, among others, shall be taken into account and given effect: size of the respective space, escalation charges then payable under this Lease, location of the Building, the costs incurred by Landlord, services provided by Landlord, free rent periods and other concessions, improvement and fit-up, allowances, and other terms and conditions then being provided for comparable lease transactions in comparable office buildings in the Downtown Boston Financial District. Landlord shall advise Tenant (the “Rent Notice”) of Landlord’s determination of Fair Market Value prior to the Renewal Term Commencement Date. If Tenant disputes Landlord’s determination of Fair Market Value, then Tenant shall give notice (a “Dispute Notice”) to Landlord of such dispute within ten (10) Business Days after delivery of the Rent Notice, and if Landlord and Tenant are unable to resolve said dispute within thirty (30) days after delivery of the Dispute Notice, then either Landlord or Tenant may elect to have such dispute resolved by arbitration as provided in Paragraph 21(c) below. Time is of the essence of the giving of said Dispute Notice. If the Base Rent payable during the Renewal Term is not determined prior to the Renewal Term Commencement Date, then Tenant shall pay Base Rent in an amount equal to the Fair Market Value for the Premises as determined by Landlord (the “Interim Rent”). Upon final determination of the Base Rent for the Renewal Term, Tenant shall commence paying such Base Rent as so determined, and within ten (10) days after such determination Tenant shall pay any deficiency in prior payments of Base Rent or, if the Base Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Base Rent in an amount equal to the difference between each installment of Interim Rent and the Base Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.

(c)    If Tenant timely disputes Landlord’s determination of Fair Market Value pursuant to Paragraph 21(b) above, then such dispute shall be determined by arbitration in accordance with the then prevailing expedited procedures of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the expedited procedures shall be modified as follows:

(1)    In its Dispute Notice Tenant shall specify the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator shall be a commercial real estate appraiser with the M.A.l. designation from the Appraisal Institute, with at least 10 years full-time commercial real estate appraisal experience who is familiar with the Fair Market Value of first-class office space in the Downtown Financial District in Boston, Massachusetts. Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto and the Base Rent shall be as set forth in the Rent Notice. Within ten (10) Business Days after receipt of the Dispute Notice, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator within such ten (10) Business Day period, and such failure continues for three (3) Business Days after Tenant delivers a second notice to Landlord, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Value for the Premises.

(2)    If two arbitrators are chosen pursuant to Paragraph 21(c)(1), the arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value. If within twenty (20) Business Days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on Fair Market Value then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 21(c)(1). If they are unable to agree upon such appointment within five (5) Business Days after expiration of such twenty (20) Business Day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) Business Days after expiration of the foregoing five (5) Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the Boston Office of the American Arbitration Association. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Paragraph 21 (c)(1). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(3)    Fair Market Value shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Value supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within thirty (30) days after being appointed select which of the two proposed determinations most closely approximates his or her determination of Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of this Lease. Promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to this Lease evidencing the extension of the Term for the Renewal Term and confirming the Base Rent for the Renewal Term, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.

(4)    In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE TO OFFICE LEASE

BY AND BETWEEN TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF

AMERICA F/B/O ITS SEPARATE REAL ESTATE ACCOUNT, AS LANDLORD,

AND WORKABLE INC., AS TENANT

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Effective Date.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA F/B/O ITS SEPARATE REAL ESTATE ACCOUNT, a New York Corporation

By:	/s/ P. O’Reilly
	Name:	P. O’Reilly
	Its:	Sr. Director

TENANT:

WORKABLE INC., a Delaware corporation

By:	/s/ Lacey P Brandt
	Name:	Lacey P Brandt
	Its:	CFO
Hereunto duly authorized